                                                                    EXHIBIT 10.9

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                            LENNOX INTERNATIONAL INC.



                       -----------------------------------


                                     364 DAY


                       REVOLVING CREDIT FACILITY AGREEMENT


                                   dated as of
                                 25 January 2000



                       -----------------------------------






                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                            as Administrative Agent,
                              WACHOVIA BANK, N.A.,
                              as syndication agent
                                       and
                            THE BANK OF NOVA SCOTIA,
                             as documentation agent
                                      with

                             CHASE SECURITIES INC.,
                        as Lead Book Runner and Arranger




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[CHASE LOGO]

                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS..................................................................................   1
     SECTION 1.01.  Defined Terms........................................................................   1
     SECTION 1.02.  Terms Generally......................................................................  13
ARTICLE 2.  THE CREDITS..................................................................................  13
     SECTION 2.01.  Commitments..........................................................................  13
     SECTION 2.02.  Loans................................................................................  13
     SECTION 2.03.  Borrowing Procedure..................................................................  15
     SECTION 2.04.  Fees.................................................................................  15
     SECTION 2.05.  Repayment of Loans; Evidence of Indebtedness.........................................  16
     SECTION 2.06.  Interest on Loans; Margin and Fees...................................................  17
     SECTION 2.07.  Default Interest.....................................................................  18
     SECTION 2.08.  Alternate Rate of Interest...........................................................  18
     SECTION 2.09.  Termination and Reduction of Commitments.............................................  18
     SECTION 2.10.  Prepayment Including Prepayment as a Result of a Change of Control...................  19
     SECTION 2.11.  Reserve Requirements; Change in Circumstances........................................  21
     SECTION 2.12.  Change in Legality...................................................................  22
     SECTION 2.13.  Pro Rata Treatment...................................................................  23
     SECTION 2.14.  Sharing of Setoffs...................................................................  23
     SECTION 2.15.  Payments.............................................................................  23
     SECTION 2.16.  Taxes................................................................................  24
     SECTION 2.17.  Assignment of Commitments Under Certain Circumstances................................  26
     SECTION 2.18.  Payments by Agent to the Lenders.....................................................  26
     SECTION 2.19.  Swingline Loans......................................................................  26
     SECTION 2.20.  Letters of Credit....................................................................  28
     SECTION 2.21.  Extension of Maturity Date...........................................................  31
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES...............................................................  31
     SECTION 3.01.  Organization; Powers.................................................................  31
     SECTION 3.02.  Authorization........................................................................  32
     SECTION 3.03.  Enforceability.......................................................................  32
     SECTION 3.04.  Governmental Approvals...............................................................  32
     SECTION 3.05.  Organization and Ownership of Shares of Subsidiaries.................................  32
     SECTION 3.06.  Financial Statements.................................................................  33
     SECTION 3.07.  Litigation; Observance of Statutes and Orders........................................  33
     SECTION 3.08.  Taxes................................................................................  33
     SECTION 3.09.  Title to Property; Leases............................................................  33
     SECTION 3.10.  Licenses, Permits, etc. .............................................................  34
     SECTION 3.11.  Compliance with ERISA................................................................  34
     SECTION 3.12.  Use of Proceeds; Margin Regulation...................................................  34
     SECTION 3.13.  Existing Indebtedness................................................................  35
     SECTION 3.14.  Foreign Assets Control Regulations, etc. ............................................  35
     SECTION 3.15.  Status under Certain Statutes........................................................  35
     SECTION 3.16.  No Material Misstatements............................................................  35
     SECTION 3.17.  Year 2000 Matters....................................................................  35
ARTICLE 4.  CONDITIONS OF LENDING........................................................................  36
     SECTION 4.01.  All Borrowings.......................................................................  36
     SECTION 4.02.  Effective Date.......................................................................  36


TABLE OF CONTENTS-Page i


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
ARTICLE 5. AFFIRMATIVE AND NEGATIVE COVENANTS............................................................  37
     SECTION 5.01.  Compliance with Law..................................................................  37
     SECTION 5.02.  Insurance............................................................................  37
     SECTION 5.03.  Maintenance of Properties............................................................  37
     SECTION 5.04.  Payment of Taxes.....................................................................  37
     SECTION 5.05.  Corporate Existence, etc. ...........................................................  38
     SECTION 5.06.  Most Favored Lender Status...........................................................  38
     SECTION 5.07.  Covenant to Secure Loans Equally.....................................................  39
     SECTION 5.08.  Environmental Matters................................................................  39
     SECTION 5.09.  Transactions with Affiliates.........................................................  39
     SECTION 5.10.  Merger, Consolidation, etc. .........................................................  39
     SECTION 5.11.  Sale of Assets, etc. ................................................................  40
     SECTION 5.12.  Incurrence of Indebtedness...........................................................  41
     SECTION 5.13.  Liens................................................................................  41
     SECTION 5.14.  Restricted Payments..................................................................  42
     SECTION 5.15.  Financial Covenants..................................................................  42
     SECTION 5.16.  Limitation on Dividend Restrictions, etc. ...........................................  43
     SECTION 5.17.  Limitation on Restricted Indebtedness................................................  43
     SECTION 5.18.  Preferred Stock of Restricted Subsidiaries...........................................  43
     SECTION 5.19.  No Redesignation of Restricted Subsidiaries..........................................  43
     SECTION 5.20.  Financial and Business Information...................................................  43
     SECTION 5.21.  Inspection; Confidentiality..........................................................  47
     SECTION 5.22.  Books and Records....................................................................  47
ARTICLE 6.  EVENTS OF DEFAULT............................................................................  48
ARTICLE 7.  THE ADMINISTRATIVE AGENT.....................................................................  50
ARTICLE 8.  MISCELLANEOUS................................................................................  52
     SECTION 8.01.  Notices..............................................................................  52
     SECTION 8.02.  Survival of Agreement................................................................  52
     SECTION 8.03.  Binding Effect.......................................................................  53
     SECTION 8.04.  Successors and Assigns...............................................................  53
     SECTION 8.05.  Expenses; Indemnity..................................................................  55
     SECTION 8.06.  Right of Setoff......................................................................  56
     SECTION 8.07.  Applicable Law.......................................................................  57
     SECTION 8.08.  Waivers; Amendment...................................................................  57
     SECTION 8.09.  Entire Agreement.....................................................................  57
     SECTION 8.10.  Severability.........................................................................  58
     SECTION 8.11.  Counterparts.........................................................................  58
     SECTION 8.12.  Headings.............................................................................  58
     SECTION 8.13.  Interest Rate Limitation.............................................................  58
     SECTION 8.14.  Confidentiality......................................................................  59
     SECTION 8.15.  Non-Application of Chapter 346 of the Texas Finance Code.............................  59
     SECTION 8.16.  Waiver of Jury Trial.................................................................  59


TABLE OF CONTENTS-Page ii

                             EXHIBITS AND SCHEDULES

     Exhibit A             Form of Borrowing Request
     Exhibit B             Form of Assignment and Acceptance
     Exhibit C             Matters to be covered in Opinion of Counsel to the
                           Borrower

     Schedule 2.01         Commitments
     Schedule 3.05         Subsidiaries
     Schedule 3.06         Financial Statements
     Schedule 3.13         Indebtedness


EXHIBITS AND SCHEDULES, Solo Page

                   364 DAY REVOLVING CREDIT FACILITY AGREEMENT

         364 DAY REVOLVING CREDIT FACILITY AGREEMENT (the "Agreement") dated as of January 25, 2000, and effective as of the Effective Date, among LENNOX INTERNATIONAL INC., a Delaware corporation (such corporation and any successor thereto pursuant to Section 5.10 or otherwise, herein the "Borrower"); the lenders listed in Schedule 2.01 (together with their successors and assigns, and including the Swingline Lender, the "Lenders"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), WACHOVIA BANK, N.A., a national banking association ("Wachovia"), as syndication agent and THE BANK OF NOVA SCOTIA, as documentation agent.

         The Lenders have been requested to extend credit to the Borrower to enable it, upon the terms and subject to the conditions set forth herein, to borrow on a revolving credit basis and request the issuance of letters of credit, in each case on and after the Effective Date and at any time prior to the Maturity Date (as hereinafter defined). The proceeds of any such borrowings are to be used to make acquisitions, for capital expenditures and working capital and for other general corporate purposes. Letters of Credit issued hereunder shall be issued to support transactions of the Borrower and its Subsidiaries entered into in the ordinary course of business. The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any Loan or Swingline Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article 2.

         "Additional Covenant" shall have the meaning assigned in Section 5.06.

         "Additional Default" shall have the meaning assigned in Section 5.06.

         "Adjusted EBITDA" shall mean, for any period (the "Subject Period"), the sum of (a) EBITDA plus (b), to the extent not included in EBITDA, all Acquired EBITDA. The term "Acquired EBITDA" shall mean, with respect to any Person acquired, or substantially all of whose assets have been acquired, by the Borrower or any Restricted Subsidiary during the Subject Period (herein a "Target"), the total of the following for the portion of the Subject Period prior to the acquisition of such Person or its assets (the "Test Period") determined on a consolidated basis in accordance with GAAP consistently applied from financial statements audited by a certified public accountant satisfactory to the Administrative Agent and covering the Test Period (provided that audited financial statements are not required if the annual earnings before interest, taxes, depreciation and amortization of the Target for the completed twelve month period prior to its acquisition is less than $5,000,000, calculated in the same manner as set forth in the definition of


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 1

Acquired EBITDA but for such twelve month period) and otherwise on a basis acceptable to the Administrative Agent:

         (i) the consolidated net income (or net loss) of the Target from operations, excluding the following:

                  (a) the proceeds of any life insurance policy;

                  (b) any gain arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets),
         (2) any write-up of assets, or (3) the acquisition by the Target of its outstanding securities constituting Indebtedness;

                  (c) any amount representing the interest of the Target in the undistributed earnings of any other Person;

                  (d) any earnings of any other Person accrued prior to the date it becomes a Subsidiary of the Target or is merged into or consolidated with the Target or a Subsidiary of Target and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner; and

                  (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; plus

         (ii) to the extent deducted in computing such consolidated net income (or loss), without duplication, the sum of (a) any deduction for (or less any gain from) income or franchise taxes included in determining such consolidated net income (or loss); plus (b) interest expense (including the interest portion of Capital Leases) deducted in determining such consolidated net income (or loss); plus (c) amortization and depreciation expense deducted in determining such consolidated net income (or loss); minus,

         (iii) to the extent added in computing such consolidated net income (or loss) all income that has been included in the calculation of such net income for such period that will be eliminated in the future after the acquisition of such Target, as approved by the Administrative Agent.

         "Adjustment Date" shall have the meaning assigned to it in Section 2.06(d).

         "Administrative Fees" shall have the meaning assigned to such term in
Section 2.04(b).

         "Administrative Questionnaire" shall mean an administrative questionnaire in the form provided by the Administrative Agent.

         "Affiliate" shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 2

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and
(b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in Houston, Texas; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of Dallas, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Chase, of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it. If for any reason Chase shall have determined (which determination shall be conclusive absent manifest error; provided that Chase, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Chase to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Governmental Authority" means, a United States Governmental Authority or the government of any jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, any such government.

         "Applicable Margin" shall have the meaning assigned in Section 2.06(d).

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments in effect immediately prior to such expiration or termination.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in substantially the form of Exhibit B.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Board of Directors" shall mean the Board of Directors of Borrower or any duly authorized committee thereof.

         "Borrower" shall have the meaning given such term in the preamble hereto.

         "Borrower Payments" shall have the meaning given such term in Section 2.16(a).

         "Borrowing" shall mean (a) a group of Loans of a single Type made by the Lenders on a single date and, with respect to Eurodollar Loans or Negotiated Rate Borrowings, as to which a single Interest Period is in effect or (b) with respect to a Swingline Loan which is also an ABR Loan, such Swingline Loan.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 3

         "Borrowing Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York City, New York and Houston, Texas; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Calculation Period" shall have the meaning assigned it in Section 2.06(d).

         "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Cash Flow" shall have the meaning assigned it in Section 5.15(a).

         "Change of Control" shall have the meaning assigned it in Section 2.10(c).

         "Chase" shall have the meaning given such term in the preamble hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Commitment" shall mean, with respect to each Lender, the Commitment of such Lender set forth in Schedule 2.01 hereto, or in the most recent Assignment and Acceptance executed by such Lender, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.09. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.04(a).

         "Commitment Fee Percentage" shall have the meaning assigned to it in
Section 2.06(d).

         "Compliance Certificate" shall mean the certificate delivered pursuant to Section 5.20(g).

         "Confidential Information" shall have the meaning assigned it in
Section 8.14.

         "Consolidated Assets" shall mean the total assets of the Borrower and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Consolidated Capitalization" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Indebtedness.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 4

         "Consolidated Indebtedness" shall mean, as of any date of determination, the total of all Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, excluding

         (a) the proceeds of any life insurance policy;

         (b) any gain arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write-up of assets, or (3) the acquisition by the Borrower or any Restricted Subsidiary of its outstanding securities constituting Indebtedness;

         (c) any amount representing the interest of the Borrower or any Restricted Subsidiary in the undistributed earnings of any other Person;

         (d) any earnings of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner; and

         (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person.

         "Consolidated Net Worth" shall mean, at any time,

         (a) the sum of (i) the par value (or value stated on the books of the Borrower) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Borrower and its Restricted Subsidiaries at such time plus (ii) the amount of paid-in-capital and retained earnings of the Borrower and its Restricted Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

         (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.02(d) of a Eurodollar Borrowing as a Eurodollar Borrowing from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.02(d) or Section 2.12 of one Type of Borrowing into another Type of Borrowing.

         "Debt to Adjusted EBITDA Ratio" shall mean, as of the end of any fiscal quarter, the ratio expressed as a percentage, equal to the ratio of Consolidated Indebtedness to Adjusted EBITDA calculated as of the end of such fiscal quarter in accordance with Section 5.15(b).


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 5

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Distribution" shall mean, in respect of any corporation, association or other business entity:

         (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interests); and

         (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "EBITDA" means, for any period, the total of the following calculated for Borrower and the Restricted Subsidiaries without duplication on a consolidated basis in accordance with GAAP consistently applied for such period:
(a) Consolidated Net Income from operations; plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Leases) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income.

         "Effective Date" shall have the meaning assigned to such term in
Section 4.02.

         "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan or Swingline Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article 2.

         "Event of Default" shall have the meaning assigned to such term in
Article 6.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Transfer" shall have the meaning assigned to it in Section 5.11.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 6

         "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Federal Funds Effective Rate" shall have the meaning specified in the definition of Alternate Base Rate.

         "Fee Letter" shall mean the letter between the Borrower and Chase dated January 4, 2000.

         "Fees" shall mean the fees identified in Section 2.04.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" shall mean:

         (a) the government of:

                  (i) the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, or

                  (ii) any jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary, and

         (b) any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, any such government.

         "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

         (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

         (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 7

         "Hazardous Substance" shall mean any contaminant, pollutant or toxic or hazardous substance, and any substance that is defined or listed as a hazardous, toxic or dangerous substance under any Environmental Law or that is otherwise regulated or prohibited under any Environmental Law as a hazardous, toxic or dangerous substance.

         "Indebtedness" with respect to any Person shall mean, at any time, without duplication:

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding in any event obligations in respect of (1) trade or commercial letters of credit issued for the account of such Person in the ordinary course of its business and (2) stand-by letters of credit issued to support obligations of such Person that are not of a type described in any of clauses (a), (b), (c), (d), (f) or (g);

         (f) Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Interest Expenses" shall have the meaning assigned to it in Section 5.15(a).

         "Interest Payment Date" shall mean (a) with respect to any ABR Borrowing or the payment of the Letter of Credit fee under Section 2.04(c), each March 31, June 30, September 30 and December 31, beginning on the first such date after the date hereof; (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of such a Eurodollar Loan with an Interest Period of more than three months, each day that would have been an Interest Payment Date for such Eurodollar Loan had successive Interest Periods of three months duration, as the case may be, been applicable to such Eurodollar Loan; (c) with respect to any Negotiated Rate Borrowing, the last day of the Interest Period applicable thereto; (d) with respect to all Borrowings, the date of any prepayment thereof and the Maturity Date; and (e) with respect to the payment of the Letter of Credit fee under Section 2.04(c), the Maturity Date.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 8

         "Interest Period" shall mean: (i) with respect to a Eurodollar Borrowing, the period commencing on the date of the Eurodollar Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1 month thereafter in the case of Swingline Loans or 1, 2, 3 or 6 months thereafter in the case of the Loans, or, in addition, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Maturity Date, the period commencing on the date of such Borrowing and ending on the seventh or fourteenth day thereafter, as the Borrower may elect, or the Maturity Date, if earlier; provided, however, that if any Interest Period applicable to a Eurodollar Borrowing would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) with respect to a Negotiated Rate Borrowing, the period commencing on the date of the Negotiated Rate Borrowing and ending on the Business Day agreed to by the Borrower and the Swingline Lender in accordance with Section 2.19 (a) which is not later than 30 days thereafter, or the Maturity Date, if earlier. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Intergroup Transfer" shall have the meaning assigned it in Section 5.11(b)(iii).

         "Issuing Bank" shall mean Chase Bank of Texas, National Association, in its capacity as issuer of Letters of Credit or any successor thereto permitted hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "Lenders" shall have the meaning assigned it in the preamble hereto.

         "Letter of Credit" shall have the meaning assigned it in Section 2.20.

         "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Letter of Credit Liabilities of any Lender at any time shall be its Applicable Percentage of the total Letter of Credit Liabilities at such time.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London offices of Chase or one of its Affiliates in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, (i) two Business Days prior to the commencement of such Interest Period or (ii) with respect to any Swingline Loan that is also a Eurodollar Borrowing, on the Business Day of the commencement of such Interest Period.

         "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 9

         "Loan" shall have the meaning assigned it in Section 2.01.

         "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, or properties of the Borrower and its Subsidiaries taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under this Agreement or any documentation executed pursuant hereto, or (c) the validity or enforceability of this Agreement or any documentation executed pursuant hereto.

         "Maturity Date" shall mean January 23, 2001 or any later date then most recently established in accordance with Section 2.21 hereof.

         "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Negotiated Rate Borrowing" means a Swingline Loan that bears interest at a rate based upon the Negotiated Rate.

         "Negotiated Rate" means, for any Negotiated Rate Borrowing for any Interest Period therefor, the rate per annum that the Swingline Lender and the Borrower have agreed will apply to such Borrowing and Interest Period in accordance with Section 2.19 (a).

         "New Lending Office" shall have the meaning assigned it in Section 2.16(g).

         "New Owner" shall have the meaning assigned it in Section 2.10(c).

         "Non-U.S. Lender" shall have the meaning assigned it in Section
2.16(g).

         "Norris Family" shall have the meaning assigned it in Section 2.10(c).

         "Ordinary Course Transfer" shall have the meaning assigned it in
Section 5.11.

         "Other Taxes" shall have the meaning assigned it in Section 2.16(b).

         "Prepayment Date" shall have the meaning assigned it in Section
2.10(c).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 10

         "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Disposition Date" shall have the meaning assigned to it in
Section 5.11.

         "Register" shall have the meaning given such term in Section 8.04(d).

         "Required Lenders" shall mean, at any time, Lenders having Revolving Exposures and unused Commitments representing at least 66 2/3% of the sum of the total Revolving Exposure and unused Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article 6, Lenders holding Revolving Exposures representing at least 66 2/3% of the aggregate principal amount of the total Revolving Exposures.

         "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Indebtedness" shall mean Indebtedness of a Restricted Subsidiary owing to any Person other than the Borrower or a Wholly-Owned Subsidiary.

         "Restricted Payment" shall mean any Distribution in respect of the Borrower or any Restricted Subsidiary (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Borrower or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Borrower of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "Restricted Subsidiary" shall mean any Subsidiary of the Borrower which is (a) listed as a Restricted Subsidiary in Schedule 3.05 or (b) organized under the laws of, and conducts substantially all of its business and maintains substantially all of its property and assets within, the United States or any state thereof (including the District of Columbia).

         "Revolving Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its participating interest in the outstanding Swingline Loans and Letters of Credit (or, if determined with respect to a Lender who is also the Swingline Lender or the Issuing Bank, its direct interests in outstanding Swingline Loans or Letters of Credit minus all other Lenders' participation interests therein whether or not notice of any such participation shall have been given under Section 2.19
(b)).

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Security" shall have the meaning set forth in Section 2(1) of the Securities Act.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 11

         "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Borrower; provided that any executive vice president, the treasurer or the corporate controller of Borrower is authorized by Borrower to execute and deliver any Borrowing Request.

         "Senior Note Purchase Agreements" shall mean those certain Note Purchase Agreements dated April 3, 1998 pursuant to which Borrower issued its 6.56% Senior Notes due April 3, 2005 and its 6.75% Senior Notes due April 3, 2008.

         "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

         "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Swingline Lender" shall mean Chase Bank of Texas, National Association in its capacity as lender of Swingline Loans.

         "Swingline Loan" shall have the meaning assigned it in Section 2.19.

         "Taxes" shall have the meaning assigned it in Section 2.16(a).

         "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

         "Transactions" shall have the meaning assigned it in Section 3.02.

         "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including capital stock of, or a Security issued by, a Subsidiary.

         "Transferee" shall have the meaning assigned to it in Section 2.16(a).

         "Type", when used in respect of any Loan, Swingline Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or Swingline Loan comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Negotiated Rate.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 12

         "Unrestricted Subsidiary" shall mean any Subsidiary other than a Restricted Subsidiary.

         "Voting Rights" shall have the meaning assigned it in Section 2.10.

         "Wholly-Owned Restricted Subsidiary" or "Wholly-Owned Subsidiary" means, at any time, any Restricted Subsidiary or Subsidiary, respectively, one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly-Owned Restricted Subsidiaries or Wholly-Owned Subsidiaries, respectively, at such time.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE 2.

                                   THE CREDITS

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make advances (each such advance a "Loan") to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date or the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, subject, however, to the condition that the Revolving Exposure of a Lender shall not exceed such Lender's Commitment and the total Revolving Exposures of all Lenders shall not exceed the Total Commitment. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.02. Loans.

         (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Applicable Percentages; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Total Commitment less the total Revolving Exposures of all Lenders).

         (b) Each Borrowing (including any Borrowing of a Swingline Loan) shall be comprised entirely of Eurodollar Loans or ABR Loans or, with respect to Swingline Loans only, Swingline Loans accruing interest at the Negotiated Rate, as the Borrower may request pursuant to Section 2.03 or, with respect to Swingline Loans, Section 2.19(a). Each Lender may at its option make any Eurodollar Loan by causing any


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 13 domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Eurodollar Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

         (c) Subject to paragraph (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York, New York time, and the Administrative Agent shall by 2:00 p.m., New York, New York time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders or, if such Borrowing is to finance the reimbursement of an LC Disbursement, such amounts shall be distributed to the Issuing Bank. Loans shall be made by the Lenders pro rata in accordance with Section 2.13. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (d) Borrower may Convert all or any part of any Borrowing (excluding a Borrowing comprised of a Swingline Loan) to a Borrowing of a different Type and Borrower may Continue all or any part of any Eurodollar Borrowing (excluding a Borrowing comprised of a Swingline Loan) as a Borrowing of the same Type, by giving the Administrative Agent written notice on the Business Day of the Conversion into an ABR Borrowing and on the Business Day at least three Business Days before Conversion into or Continuation of a Eurodollar Borrowing specifying: (i) the Conversion or Continuation date, (ii) the amount of the Borrowing to be Converted or Continued, (iii) in the case of Conversions, the Type of Borrowing to be Converted into, and (iv) in the case of a Continuation of or Conversion into a Eurodollar Borrowing, the duration of the Interest Period applicable thereto; provided that (a) Eurodollar Borrowings may only be Converted on the last day of the Interest Period; (b) except for Conversions to ABR Borrowings, no Conversions shall be made while an Event of Default has occurred and is continuing; (c) only ten (10) Eurodollar Borrowings (including Eurodollar Borrowings of Swingline Loans) may be in existence at any one time; and (d) no Interest Period may end after the Maturity Date. All notices given under this Section shall be irrevocable and shall be given not later than 11:00 a.m. New York, New York time on the Business Day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a Eurodollar Borrowing (excluding a Borrowing of a Swingline Loan) prior to the end of the Interest Period with respect thereto, such Eurodollar Borrowing shall automatically be continued as a Eurodollar Borrowing with an Interest Period of one month's duration unless any Event of Default exists in which case such Eurodollar Borrowing shall be automatically converted to an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.02.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 14

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, three Business Days before such Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York, New York time, on the day of such Borrowing. Such notice shall be irrevocable and shall in each case specify: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Fees.

         (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 2000) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee"), at a rate per annum equal to the Commitment Fee Percentage from time to time in effect on the amount of the daily average of the unused Commitment of such Lender, during the preceding quarter (or other period commencing on the Effective Date or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Lender shall commence to accrue on the Effective Date, and shall cease to accrue on the earlier of the Maturity Date or the termination of the Commitment of such Lender as provided herein. A Lender's Commitment (other than the Swingline Lender) shall be deemed used by the aggregate amount of all Loans made by the Lender and such Lender's Applicable Percentage of the Letter of Credit Liabilities. Swingline Loans are not a use for purposes of calculating the Commitment Fee for any Lender other than the Swingline Lender. The Swingline Lender's Commitment shall be deemed used by the aggregate amount of all Loans and Swingline Loans made by the Swingline Lender and the Swingline Lender's Applicable Percentage of the Letter of Credit Liabilities.

         (b) The Borrower agrees to pay the Administrative Agent the fees provided for in the Fee Letter on the dates required thereby (the
"Administrative Fees").

         (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate equal to the Applicable Margin on the average daily amount of such Lender's Applicable Percentage of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any Letter of Credit Liabilities, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any Letter of Credit Liabilities, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 15 or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Interest Payment Date shall be payable on the third Business Day following such Interest Payment Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (d) The Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Lenders. Once paid, none of such Fees shall be refundable under any circumstances.

         SECTION 2.05. Repayment of Borrowings; Evidence of Indebtedness.

         (a) The Borrower hereby unconditionally promises to pay (i) the then unpaid principal amount of each Loan on the Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of (A) the Maturity Date or (B) the later of the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made or, in the case of each Swingline Loan which is a Eurodollar Borrowing or a Negotiated Rate Borrowing, the last day of the Interest Period with respect thereto; provided that on each date that a Loan is made, the Borrower shall repay all Swingline Loans then outstanding which are ABR Loans. Payments under this Section 2.05 shall be made to the Administrative Agent for the account of the Lenders except payments made in respect of Swingline Loans in which no participations have been purchased shall be made to the Swingline Lender. Following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Lenders as their interests may appear in accordance with Section 2.18.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan or Swingline Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Borrowing hereunder, the Type of each Borrowing made and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of Borrowings and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein or an inconsistency between such accounts of a Lender and the accounts of the Administrative Agent shall not in any manner affect the obligations of the Borrower to repay the Borrowings in accordance with their terms.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 16

         SECTION 2.06. Interest on Loans; Margin and Fees.

         (a) Subject to the provisions of Section 2.07, the Loans and Swingline Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect. Subject to the provisions of Section 2.07, the Swingline Loans comprising each Negotiated Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Negotiated Rate for the Interest Period in effect for such Borrowing.

         (b) Subject to the provisions of Section 2.07, the Loans and Swingline Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods and including for all calculations the first day of any period but excluding the last) at a rate per annum equal to the Alternate Base Rate.

         (c) Interest on each Loan and Swingline Loan shall be payable on each Interest Payment Date applicable to such Loan or Swingline Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         (d) The Applicable Margin identified in this Section 2.06 and the Commitment Fee Percentage identified in Section 2.04 shall be defined and determined as follows:

                           "Applicable Margin" shall mean (i) during the period
                  commencing on the Effective Date and ending on but not including the first Adjustment Date (as defined below), 1.125% per annum and (ii) during each period from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below under the heading "Margin" opposite the Debt to Adjusted EBITDA Ratio which corresponds to the Debt to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                           "Commitment Fee Percentage" shall mean (1) during the
                  period commencing on the Effective Date and ending on but not including the first Adjustment Date, 0.25% per annum and (2) during each Calculation Period, the percent per annum set forth in the table below under the heading "Commitment Fee Percentage" opposite the Debt to Adjusted EBITDA Ratio which corresponds to the Debt to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.


================================================================= ========== ====================
                                                                                Commitment Fee
Debt to Adjusted EBITDA Ratio                                      Margin        Percentage
================================================================= ========== ====================
Greater than 3.0 to 1.0                                              1.250%        0.300%
----------------------------------------------------------------- ---------- --------------------
Greater than 2.5 to 1.0 but less than or equal to 3.0 to 1.0         1.125%        0.250%
----------------------------------------------------------------- ---------- --------------------
Greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0         0.875%        0.200%
----------------------------------------------------------------- ---------- --------------------
Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0         0.750%        0.150%
----------------------------------------------------------------- ---------- --------------------
Greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0         0.625%        0.125%
----------------------------------------------------------------- ---------- --------------------
Less than or equal to 1.0 to 1.0                                     0.500%        0.100%
================================================================= ========== ====================


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 17

         Upon delivery of the Compliance Certificate pursuant to Section 5.20(g) in connection with the financial statements of the Borrower and its Subsidiaries required to be delivered pursuant to Sections 5.20(a) and (b), commencing with such Compliance Certificate delivered with respect to the fiscal quarter ending on March 31, 2000, the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) and the Commitment Fee Percentage shall automatically be adjusted in accordance with the Debt to Adjusted EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 5.20(g) (each such Business Day when such margin or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Debt to Adjusted EBITDA Ratio within the period of time required by Section 5.20(g): (i) the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to 1.25% per annum; and (ii) the Commitment Fee Percentage shall automatically be adjusted to 0.300% per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 5.20(g) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.06(b)) equal to the Alternate Base Rate plus 2%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         SECTION 2.09. Termination and Reduction of Commitments.

         (a) The commitment of the Swingline Lender under Section 2.19 to make Swingline Loans, the commitment of the Issuing Bank to issue Letters of Credit under Section 2.20 and the Commitments of the


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 18

Lenders shall automatically be terminated on the Maturity Date. Such commitments may also terminate as provided in Section 2.10(c) and Article 6.

         (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may, at any time, in whole permanently terminate, or, from time to time, in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than $50,000,000, unless the result of such termination or reduction is to reduce the Total Commitment to $0. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.09(b) and of each Lender's portion of any such termination or reduction of the Total Commitment. Upon termination of the Total Commitment, the commitment of the Swingline Lender under Section 2.19 to make Swingline Loans and the commitment of the Issuing Bank to issue Letters of Credit under Section 2.20 shall also terminate.

         (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         SECTION 2.10. Prepayment Including Prepayment as a Result of a Change of Control.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent:
(i) before 11:00 a.m., New York, New York time, three Business Days prior to prepayment, in the case of Eurodollar Loans and Negotiated Rate Borrowings which prepayment shall be accompanied by any amount owed under Section 8.05(b), and
(ii) before 11:00 a.m., New York, New York time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $3,000,000 or the total amount of the outstanding Borrowing.

         (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate outstanding principal amount of the Loans and Swingline Loans will not exceed the sum of the Total Commitment minus all Letter of Credit Liabilities, after giving effect to such termination or reduction.

         (c) At least 15 Business Days (or, in the case of any transaction permitted by Section 5.10 resulting in a Change of Control, at least 45 days) and not more than 90 days prior to the occurrence of any Change of Control, the Borrower will give written notice thereof to each Lender. Such notice shall contain (i) an offer by the Borrower to prepay, on the date of such Change of Control or, if such notice shall be delivered less than 35 days prior to the date of such Change of Control, on the date 35 days after the date of such notice (the "Prepayment Date"), all Loans and Swingline Loans made by each Lender, together with interest accrued thereon to the Prepayment Date and all other liquidated obligations owed to such Lender under the terms hereof, (ii) the estimated amount of accrued interest, showing in reasonable detail the calculation thereof and (iii) the Borrower's estimate of the date on which such Change of Control shall occur. Said offer shall be deemed to lapse as to any such Lender which has not replied affirmatively thereto in writing within 35 days of the giving of such notice. As soon as practicable (and in any event at least 24


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 19 hours) prior to such Change of Control, the Borrower shall give written confirmation of the date thereof to each such Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.10(c). Borrower shall, on the Prepayment Date, prepay to each Lender that has affirmatively replied to the notice given pursuant to the first sentence of this
Section 2.10(c) all Loans and funded participation interests in Swingline Loans then held by such Lender together with accrued interest thereon and all other liquidated obligations owed to such Lender under the terms hereof. Thereupon, each Lender that shall have received such prepayment shall have no further obligation to make Loans or participate in Swingline Loans or Letters of Credit made or issued after the Prepayment Date and the Total Commitment shall be reduced by the amount of each such Lender's Commitment; provided that each Lender that shall have received such prepayment shall continue to have a participation interest in any Letter of Credit issued prior to the Prepayment Date or any Swingline Loan outstanding immediately after the Prepayment Date and shall be entitled to the continued payment of the Fees paid in respect thereof. The participation interests described in the foregoing sentence shall be calculated based on the Applicable Percentages determined immediately prior to the Prepayment Date and each such Lender shall continue to be obligated to fund its participation interest therein as herein specified as if no prepayment had occurred. Any Loan made after the Prepayment Date shall be made by the remaining Lenders and such Lenders shall have participation interests in any Swingline Loan made after the Prepayment Date and any Letter of Credit issued after the Prepayment Date based on their Applicable Percentages (calculated without including the Commitments of the Lenders that shall have received the prepayment under this Section 2.10 (c)). If requested by the Agent or the Lenders who are to receive prepayment under this Section 2.10 (c), the Borrower shall use its commercially reasonable efforts to cause all Letters of Credit that are to be outstanding as of the Prepayment Date to be terminated as of the Prepayment Date or as soon thereafter as is possible.

         For the purposes of this Section 2.10(c), a "Change of Control" shall be deemed to occur if any New Owner shall acquire beneficial ownership of shares in the Borrower having Voting Rights pertaining thereto which would allow such New Owner to elect more members of the Board of Directors than could be elected by the exercise of all Voting Rights pertaining to shares in the Borrower then owned beneficially by the Norris Family. As used in this Section 2.10(c):

                            (i) "Voting Rights" pertaining to shares of a
                  corporation means the rights to cast votes for the election of directors of such corporation in ordinary circumstances (without consideration of voting rights which exist only in the event of contingencies).

                           (ii) "Norris Family" means all persons who are lineal
                  descendants of D. W. Norris (by birth or adoption), all spouses of such descendants, all estates of such descendants or spouses which are in the course of administration, all trusts for the benefit of such descendants or spouses, and all corporations or other entities in which, directly or indirectly, such descendants or spouses (either alone or in conjunction with other such descendants or spouses) have the right, whether by ownership of stock or other equity interests or otherwise, to direct the management and policies of such corporations or other entities (each such person, spouse, estate, trust, corporation or entity being referred to herein as a "member" of the Norris Family). In addition, so long as any employee stock ownership plan exercises its Voting Rights in the same manner as members of the Norris Family (exclusive of employee stock ownership plans) who have a majority of the Voting Rights exercised by all such members of the Norris Family, such employee stock ownership plan shall be deemed a member of the Norris Family.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 20

                           (iii) "New Owner" means any Person (other than a
                  member of the Norris Family), or any syndicate or group of Persons (exclusive of all members of the Norris Family) which would be deemed a "person" for the purposes of Section 13(d) of the Exchange Act, who directly or indirectly acquires shares in the Borrower.

         (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.11. Reserve Requirements; Change in Circumstances.

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Issuing Bank or any Lender hereunder (except for changes in respect of taxes on the overall net income of the Issuing Bank or such Lender or its lending office imposed by the jurisdiction in which its principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank, or shall result in the imposition on any Lender, the Issuing Bank or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment, any Eurodollar Loan made by such Lender or any Letter of Credit or participation interest therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or issuing, maintaining or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in
Section 2.11(c), promptly pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, such Lender's Commitment, the Loans or Swingline Loans made by such Lender pursuant hereto, or any Letter of Credit or participation interest therein to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 21

Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time such additional amount or amounts as will compensate such Lender or the Issuing Bank for any such reduction suffered will be paid by the Borrower to such Lender or the Issuing Bank, as applicable.

         (c) A certificate of each affected party setting forth such amount or amounts as shall be necessary to compensate such party or its holding company as specified in paragraph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender or the Issuing Bank shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section; provided, however, that failure by such Lender or the Issuing Bank to give such notice shall not constitute a waiver of such party's right to demand compensation hereunder.

         (d) Failure on the part of any party to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital of the type described in paragraph (a) or (b) of this Section
2.11 with respect to any period shall not constitute a waiver of such party's right to demand compensation with respect to such period or any other period; provided, however, that neither any Lender nor the Issuing Bank shall be entitled to compensation under this Section 2.11 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and
(ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         (e) Each Lender and the Issuing Bank agrees that it will designate a different lending or issuing office, as applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its reasonable judgment, be disadvantageous to its interests.

         SECTION 2.12. Change in Legality.

         (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                           (i) declare that Eurodollar Loans will not thereafter
                  be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 22

                           (ii) require that all outstanding Eurodollar Loans
                  made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

         In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the Converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.12, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

         SECTION 2.13. Pro Rata Treatment. Except as required under Sections
2.12 and 2.17, each Borrowing (other than a Borrowing comprised of a Swingline
Loan), each payment or prepayment of principal of any Borrowing (other than a Borrowing comprised of a Swingline Loan), each payment of interest on the Loans, each payment of the Commitment Fees, each Conversion or Continuation of any Loans, and each reduction of the Total Commitment, shall be allocated pro rata among the Lenders in accordance with their Applicable Percentage.

         SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan in the amount of such participation.

         SECTION 2.15. Payments.

         (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts hereunder) from an account in the United States not later than 12:00 noon, New York, New York time, on the date when due in dollars to the Administrative Agent at its offices at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081 or, in the case of payments to be made directly to another party hereto in accordance with the terms hereof, to such party as such party shall direct, in each


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 23 case, in immediately available funds. All payments made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.16. Taxes.

         (a) Any and all payments of principal and interest on any Borrowings, or of any Fees or indemnity or expense reimbursements by the Borrower hereunder ("Borrower Payments") shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all current or future federal, state, local and other governmental taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the Borrower Payments, but only to the extent reasonably attributable to the Borrower Payments, excluding
(i) income taxes imposed on the net income of the Administrative Agent, the Issuing Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the Issuing Bank or any Lender (or Transferee), in each case by the jurisdiction under the laws of which such party (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent, the Issuing Bank or any Lender (or any Transferee),
(i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such party (or Transferee) (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Fee Letter ("Other Taxes").

         (c) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender (or Transferee thereof) for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such party (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by the Administrative Agent, the Issuing Bank or a Lender, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the applicable party makes written demand therefor.

         (d) If the Administrative Agent, the Issuing Bank or a Lender (or Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 24 additional amounts, pursuant to this Section 2.16, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If such party receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all of its out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such party, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) under this Section 2.16(d) in the event the party is required to repay such refund to such Governmental Authority.

         (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Borrowings made hereunder.

         (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (or other applicable form), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.16(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(g) that such Non-U.S. Lender is not legally able to deliver.

         (h) The Borrower shall not be required to indemnify any Non-U.S. Lender (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender (including any Transferee), in respect of federal, state, local or other governmental withholding tax pursuant to paragraph (a) or (c) above to the extent that: (i) the obligation to withhold amounts with respect to federal, state, local or other governmental withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause
(i) shall not apply to the extent the indemnity payment or additional amounts any


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 25

Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (h)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of paragraph (g) above and (i) below.

         (i) The Administrative Agent, the Issuing Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Administrative Agent, the Issuing Bank or such Lender (or Transferee), be otherwise disadvantageous to its interests.

         (j) Nothing contained in this Section 2.16 shall require the Administrative Agent, the Issuing Bank or a Lender (or Transferee) to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

         SECTION 2.17. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or the Borrower shall be required to make additional payments to any Lender under Section 2.16 or the Borrower is entitled to exercise its right to require assignment under Section 2.21 hereof, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent and the Borrower (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrower, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest and Fees accrued to the date of payment on the Loans and Swingline Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

         SECTION 2.18. Payments by Administrative Agent to the Lenders. Any payment received by the Administrative Agent hereunder for the account of a Lender shall be paid to such Lender by 4:00 p.m. New York, New York time on (a) the Business Day the payment is received in immediately available funds, if such payment is received by 11:00 a.m. New York, New York time and (b) if such payment is received after 11:00 a.m. New York, New York time, on the next Business Day.

         SECTION 2.19. Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make advances (each such advance a "Swingline Loan") to the Borrower from time to time on and after the date hereof, until the earlier of the Maturity Date or the termination of the Commitments hereunder in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 and (ii) the total Revolving Exposures exceeding the Total Commitment. The Swingline Loans comprising any Borrowing shall be in an amount which is an integral multiple of $500,000 and not less than $1,000,000 (or an aggregate principal amount equal to the sum of $20,000,000 minus all the Swingline Loans then outstanding). Within


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
the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

         (a) Swingline Request Procedure. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 11:00 a.m., New York, New York time, on the day of a proposed Swingline Loan by use of a duly completed Borrowing Request. Each such notice shall be irrevocable and shall specify: (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the amount of the requested Swingline Loan, (iii) whether the Swingline Loan is to be a Eurodollar Borrowing, an ABR Borrowing or a Negotiated Rate Borrowing, and
(iv) in the event of a Negotiated Rate Borrowing is selected, the requested duration of the Interest Period therefor and the requested interest rate to be applicable thereto. If no election as to the type of Borrowing is specified in any notice, then the requested Borrowing shall be an ABR Borrowing. Each Interest Period with respect to a Eurodollar Borrowing that is a Swingline Loan shall be one month's duration. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.20(d), by remittance to the Issuing Bank) by 3:00 p.m., New York, New York time, on the requested date of such Swingline Loan. The Swingline Lender shall notify the Borrower on the date the Borrower requests a Negotiated Rate Borrowing if the Swingline Lender will not agree to the rate requested in such notice to apply to such Borrowing or the duration of the related Interest Period. If the Borrower and the Swingline Lender can not agree on the Negotiated Rate for a Negotiated Rate Borrowing, the Negotiated Rate Borrowing shall not be available hereunder. The determination by the Swingline Lender of the Negotiated Rate applicable to a Negotiated Rate Borrowing shall be conclusive absent manifest error.

         (b) Lender Participation. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York, New York time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that (i) the obligations of a Lender to fund its participation in a Swingline Loan may be subject to avoidance by a Lender if such Lender proves that the Swingline Lender knew (or with the exercise of care should have known) that the conditions to the making of the Swingline Loan were not satisfied and (ii) a Lender shall not have an obligation to acquire or fund a participation in Swingline Loans if that obligation of the Lender has been terminated or assigned to another Person in accordance with Section 2.10(c),
Section 2.21 or Section 8.04. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Swingline Lender (as finally determined by a court of competent jurisdiction), the Swingline Lender shall be deemed to have exercised care. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 27 received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of its obligation for the payment thereof in full, notwithstanding any Default or Event of Default which may exist.

         (c) Repayment. Swingline Loans shall be repaid by the Borrower in accordance with Section 2.05.

         SECTION 2.20. Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of letters of credit (each a "Letter of Credit") for its own account or for its or a Subsidiary's benefit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time on and after the date hereof until the earlier of five Business Days prior to the Maturity Date or the termination of the Commitments hereunder. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (a) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form (or in such other form as may be mutually agreed between the Borrower and the Issuing Bank) in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Liabilities shall not exceed $25,000,000 and (ii) the total Revolving Exposures of all Lenders shall not exceed the Total Commitment.

         (b) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

         (c) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 28 the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (d) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that (i) the obligations of a Lender to fund its participation in a Letter of Credit may be subject to avoidance by that Lender if (A) the Issuing Bank knew (or with the exercise of care should have known) that the conditions to the issuance of the Letter of Credit were not satisfied or (B) the Issuing Bank failed to exercise care when determining whether drafts and other documents presented under the Letter of Credit complied with the terms thereof and (ii) a Lender shall not have an obligation to acquire or fund a participation in a Letter of Credit if that obligation of the Lender has been terminated or assigned to another Person in accordance with Section 2.10(c), Section 2.21 or Section 8.04. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care.

         (d) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York, New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed with a Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Loan or Swingline Loan. If the Borrower fails to make such reimbursement payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the reimbursement payment then due from the Borrower, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (e) Obligations Absolute. The Borrower's obligations to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 29 a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their agents, officers or employees, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (f) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

         (g) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made in accordance with paragraph (d) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then
Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (c) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(h) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to this Agreement. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 30

(ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         SECTION 2.21. Extension of Maturity Date. Subject to the following provisions, the initial Maturity Date set forth herein and any Maturity Date hereafter established in accordance with this Section 2.21 may be changed to a date not to exceed, in each case, the date 363 days after the effective date of the change. By written notice to Administrative Agent delivered on or before November 15 of each year, Borrower may request a change to the then effective Maturity Date. Immediately upon receipt of such notice, the Administrative Agent shall deliver a copy to each Lender. After receipt of such notice and prior to the December 15 of such year, each Lender shall provide the Administrative Agent and the Borrower with a written consent or rejection of the Borrower's request. The decision whether to accept or reject the Borrower's request shall be made by each Lender in its sole discretion based on such information as it may deem necessary, and no Lender shall have any obligation to agree to any change in the Maturity Date. The failure of a Lender to respond to any such request shall be deemed a rejection of such request effective as of the applicable December 15. If with respect to a request of the Borrower under this Section 2.21, Lenders holding at least 50% of the Revolving Exposures and unused Commitments have agreed to the requested change to the Maturity Date and at least one or more of the Lenders is not willing to agree to a change in the Maturity Date, then on or before the then current Maturity Date, by notice to the Administrative Agent and the Lenders, the Borrower may take either one or a combination of the following actions: (i) terminate the Commitment of each Lender that did not agree to the change in the Maturity Date (and the Total Commitment shall thereafter be reduced accordingly) or (ii) require each such Lender to transfer and assign all its right, title, interest and obligations hereunder in accordance with Section
2.17 to one or more financial institutions, each as approved by the Borrower and the Administrative Agent. If a Lender's Commitment is terminated in accordance with this Section 2.21, (i) the Borrower shall on the effective date of the termination, prepay to such Lender all Loans and funded participation interests in Swingline Loans then held by such Lender together with accrued interest and Fees thereon and all other liquidated obligations owed to such Lender under the terms hereof (and thereupon, such Lender shall have no further obligation to make Loans or participate or fund participations in Swingline Loans or Letters of Credit) and (ii) after giving effect to the termination of the Commitments that are being terminated in accordance with this Section 2.21, the Lenders who have agreed to extend the Maturity Date will make appropriate assignments among themselves of the Loans outstanding hereunder in amounts sufficient so that after giving effect thereto, the Loans shall be held by the remaining Lenders pro rata according to their respective Applicable Percentages.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to each of the Lenders and the Issuing Bank as follows:

         SECTION 3.01. Organization; Powers. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 31 power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement, the Borrowings hereunder and the issuance of Letters of Credit hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate
(A) any provision of any law, statute, rule or regulation to which the Borrower is subject or of the certificate of incorporation or other constituent documents or by-laws of the Borrower or any of its Subsidiaries, (B) any order of any Applicable Governmental Authority or (C) any provision of any Material indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound (including the Revolving Credit Facility Agreement dated as of July 29, 1999 among Borrower, Chase Bank of Texas, National Association, as administrative agent and the other parties named therein and the Senior Note Purchase Agreements and the Indebtedness limitations set forth in Sections 10.4 and 10.9 of the Senior Note Purchase Agreements), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

         SECTION 3.03. Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Applicable Governmental Authority is or will be required in connection with the Transactions, to the extent they relate to the Borrower.

         SECTION 3.05. Organization and Ownership of Shares of Subsidiaries.

         (a) Schedule 3.05 is (except as noted therein) a complete and correct list of the Borrower's Subsidiaries as of December 31, 1999, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Borrower and each other Subsidiary, and specifying whether such Subsidiary is designated a Restricted Subsidiary.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3.05 as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3.05).

         (c) Each Subsidiary identified in Schedule 3.05 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 32

         SECTION 3.06. Financial Statements. The Borrower has delivered to some or all of the Lenders copies of the financial statements of the Borrower and its Subsidiaries listed on Schedule 3.06. All of the financial statements listed on
Schedule 3.06 (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries, and of the Borrower and its Restricted Subsidiaries, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Except as disclosed in the financial statements listed in Schedule
3.06 or the most recently delivered financial statements delivered in accordance with Section 5.20, since September 30, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Borrower or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the financial statements listed in Schedule 3.06.

         SECTION 3.07. Litigation; Observance of Statutes and Orders.

         (a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Applicable Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Borrower nor any Subsidiary is in default under any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Applicable Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Applicable Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08. Taxes. The Borrower and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Borrower and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

         SECTION 3.09. Title to Property; Leases. The Borrower and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 3.06 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 33

         SECTION 3.10. Licenses, Permits, etc. The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.11. Compliance with ERISA.

         (a) The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate accrued plan benefit liabilities under each of the Plans that are subject to Title IV of ERISA (other than Multiemployer Plans), determined in accordance with Financial Accounting Standards Board Statement No. 87 as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $3,000,000 in the case of any single Plan and by more than $3,000,000 in the aggregate for all Plans.

         (c) The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrower and its Subsidiaries was approximately $17,955,591 as of December 31, 1998.

         SECTION 3.12. Use of Proceeds; Margin Regulation. The Borrower will apply the proceeds of the Borrowings to make acquisitions, for capital expenditures, for working capital and for other general corporate purposes. The Letters of Credit shall be issued to support transactions of the Borrower and the Subsidiaries entered into in the ordinary course of business. No part of the proceeds from the Borrowings will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of the Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Restricted Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 34

         SECTION 3.13. Existing Indebtedness. Except as described therein,
Schedule 3.13 sets forth a complete and correct list of all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness of Restricted Subsidiaries to the Borrower or to Wholly-Owned Restricted Subsidiaries) as of December 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Borrower or its Restricted Subsidiaries. Neither the Borrower nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Borrower or such Restricted Subsidiary, and no event or condition exists with respect to any Indebtedness of the Borrower or any Restricted Subsidiary the outstanding principal amount of which exceeds $3,000,000 in the aggregate that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. To the knowledge of the Responsible Officers of the Borrower, no event or condition exists with respect to any Indebtedness of the Borrower or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         SECTION 3.14. Foreign Assets Control Regulations, etc. The use of the proceeds of the Borrowings will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         SECTION 3.15. Status under Certain Statutes. Neither the Borrower nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         SECTION 3.16. No Material Misstatements. No report, financial statement or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

         SECTION 3.17. Year 2000 Matters. Any programming required to permit the proper functioning, in and following the year 2000, of the Borrower's and its Subsidiaries' Material (i) computer systems and (ii) equipment containing imbedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed has been completed. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) has not resulted in a Default or a Material Adverse Effect. The computer and management information systems of the Borrower and its Subsidiaries are, and with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without Material Adverse Effect.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 35

                                   ARTICLE 4.

                              CONDITIONS OF LENDING

         SECTION 4.01. All Borrowings. The obligations of the Lenders to make Loans, the obligation of the Swingline Lender to make Swingline Loans and the obligation of the Issuing Bank to issue, amend, renew or extend Letters of Credit are subject to the satisfaction of the following conditions on the date of each Borrowing or issuance:

         (a) The Administrative Agent shall have received a notice of such Borrowing, issuance, amendment or other modification as required by Section 2.03, 2.19(a), or 2.20(a), as applicable.

         (b) The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects on and as of the date of such Borrowing, issuance, amendment or other modification with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) At the time of and immediately after such Borrowing, issuance, amendment or other modification no Event of Default or Default shall have occurred and be continuing.

         Each Borrowing and each issuance, amendment or other modification of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment or other modification as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

         SECTION 4.02. Effective Date. The effectiveness of the obligations of the Lenders to make Loans and to acquire or fund participations in Swingline Loans and Letters of Credit, the obligation of the Swingline Lender to make Swingline Loans and the obligation of the Issuing Bank to issue Letters of Credit are subject to following conditions being satisfied on or before February 15, 2000, and such obligations shall not be effective until the date that each such condition is satisfied (the "Effective Date"):

         (a) The Administrative Agent shall have received a favorable written opinion from Anne W. Teeling, Assistant General Counsel to the Borrower, dated the Effective Date and addressed to the Lenders and satisfactory to Jenkens & Gilchrist, a Professional Corporation, counsel for the Administrative Agent, to the effect set forth in Exhibit C hereto (and the Borrower hereby instructs its counsel to deliver such opinion to the Administrative Agent for the benefit of the Lenders).

         (b) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Effective Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions, duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent, shall reasonably request.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 36

         (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Senior Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

         (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date.

                                   ARTICLE 5.

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         The Borrower agrees that, so long as any Lender has any Commitment hereunder or any obligation to acquire or fund any participation in any Swingline Loan or Letter of Credit or the Swingline Lender is obligated to make Swingline Loans or the Issuing Bank is obligated to issue any Letter of Credit, or any amount payable hereunder remains unpaid:

         SECTION 5.01. Compliance with Laws. The Borrower will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.02. Insurance. The Borrower will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 5.03. Maintenance of Properties and Lines of Business. The Borrower will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole. The Borrower will not and will not permit any of its Restricted Subsidiaries to engage in any line of business other than such lines of business in which it is presently engaged and those businesses reasonably related thereto.

         SECTION 5.04. Payment of Taxes. The Borrower will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges,


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 37 or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.05. Corporate Existence, etc. The Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 5.10 and 5.11, the Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Borrower or a Restricted Subsidiary) and all rights and franchises of the Borrower and its Restricted Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.06. Most Favored Lender Status. The Borrower will not and will not permit any Restricted Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness or any agreement executed and delivered in connection with any Indebtedness containing one or more Additional Covenants or Additional Defaults (as defined below), unless prior written consent to such agreement shall have been obtained from the Required Lenders; provided, however, in the event the Borrower or any Restricted Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the Required Lenders, the terms of this Agreement shall, without any further action on the part of the Borrower or any of the Lenders, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Borrower further covenants to promptly execute and deliver at its expense an amendment to this Agreement in form and substance satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 5.06, but shall merely be for the convenience of the parties hereto.

         For purposes of this Agreement, (i) the term "Additional Covenant" shall mean any affirmative or negative covenant or similar restriction applicable to the Borrower or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (A) is similar to that of the covenants in Article 5 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of such other Indebtedness (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial) or (B) is different from the subject matter of the covenants in Article 5 of this Agreement; and (ii) the term "Additional Default" shall mean any provision which permits the holder of such Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Borrower or any Restricted Subsidiary to purchase such Indebtedness prior to the stated maturity of such Indebtedness and which either (A) is similar to the Defaults and Events of Default contained in Article 6 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 38 a shorter grace period or is more beneficial) or (B) is different from the subject matter of the Defaults and Events of Default contained in Article 6 of this Agreement.

         SECTION 5.07. Covenant to Secure Loans Equally. If the Borrower shall create, assume or permit to exist any Lien upon any of its property or assets, or permit any Restricted Subsidiary to create, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than those Liens permitted by the provisions of Section 5.13, the Borrower shall make or cause to be made effective provision whereby the Borrowings will be secured equally and ratably with any and all other obligations thereby secured, with the documentation for such security to be reasonably satisfactory to the Required Lenders and, in any such case, the Borrowings shall have the benefit, to the fullest extent that, and with such priority as, the holders thereof may be entitled under applicable law, of an equitable Lien on such property. Any violation of Section 5.13 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 5.07.

         SECTION 5.08. Environmental Matters.

         (a) The Borrower will and will cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws if, individually or in the aggregate, failure to comply therewith could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         (b) The Borrower will not and will not permit any of its Subsidiaries to cause or allow any Hazardous Substance to be present at any time on, in, under or above any real property or any part thereof in which the Borrower or any Subsidiary has a direct interest (including without limitation ownership thereof or any arrangement for the lease, rental or other use thereof, or the retention of any mortgage or security interest therein or thereon), except in a manner and to an extent that is in compliance in all material respects with all applicable Environmental Laws or that will not have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         SECTION 5.09. Transactions with Affiliates. The Borrower will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 5.10. Merger, Consolidation, etc. The Borrower will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Borrower is not such corporation, such corporation shall have executed and delivered to each Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, together with a favorable opinion of counsel satisfactory to each such Lender covering such matters relating to such corporation and such assumption as such Lender may reasonably request; and


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 39

         (b) immediately after giving effect to such transaction, no Default or Event of Default would exist; and

         (c) immediately prior to and after giving effect to such transaction, the Borrower or such successor, as the case may be, would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 5.10 from its liability under this Agreement.

         SECTION 5.11. Sale of Assets, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

         (a) the property that is the subject of such Transfer constitutes either (i) inventory held for sale, or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or such Restricted Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (ii), such Transfer is in the ordinary course of business (each such Transfer, an "Ordinary Course Transfer"); or

         (b) such Transfer is from

                           (i) a Restricted Subsidiary to the Borrower or
                  another Restricted Subsidiary, or

                           (ii) the Borrower to a Restricted Subsidiary, or

                           (iii) the Borrower to a Subsidiary (other than a
                  Restricted Subsidiary) or from a Restricted Subsidiary to another Subsidiary (other than a Restricted Subsidiary) and in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "Intergroup Transfer"); or

         (c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such Transfers which are not Ordinary Course Transfers or Intergroup Transfers collectively referred to as "Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer being referred to herein as the "Property Disposition Date"):

                           (i) the book value of the assets included in such
                  Transfer, together with the book value of the assets included in all other Transfers (other than Excluded Transfers) during the fiscal year which includes the Property Disposition Date, shall not exceed fifteen percent (15%) of Consolidated Assets as of the end of the most recent fiscal year;


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 40

                           (ii) the book value of the assets included in such
                  Transfer, together with the book value of the assets included in all other Transfers (other than Excluded Transfers) from the Effective Date through the Property Disposition Date, shall not exceed thirty percent (30%) of Consolidated Assets as of the end of the most recent fiscal year; and

                           (iii) immediately after giving effect to such
                  Transfer, no Default or Event of Default would exist and the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         If, within twelve (12) months after the Property Disposition Date, the Borrower or a Restricted Subsidiary acquires assets similar to the assets included in the Transfer, then, only for the purpose of determining compliance with Sections 5.11(c)(i) and (ii), the lesser of the book value of the assets acquired or the book value of the assets included in the Transfer shall not be taken into account.

         SECTION 5.12. Incurrence of Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness, unless on the date the Borrower or such Restricted Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and to the substantially concurrent retirement of any other Indebtedness,

         (a) no Default or Event of Default would exist, and

         (b) Consolidated Indebtedness would not exceed sixty percent (60%) of Consolidated Capitalization.

         For purposes of this Section 5.12 any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary.

         SECTION 5.13. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

         (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 5.04;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 41

Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (d) any attachment or judgment Lien, unless the judgment or other obligation it secures (i) shall not, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within ninety (90) days after the expiration of any such stay or (ii) exceeds, together with the amounts of all other obligations secured by attachment or judgment Liens at the time existing in respect of property of the Borrower and its Restricted Subsidiaries, $5,000,000;

         (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

         (f) Liens on property or assets of the Borrower or any of its Restricted Subsidiaries securing Indebtedness or other obligations owing to the Borrower or to a Wholly Owned Restricted Subsidiary; and

         (g) other Liens not otherwise permitted by Subsections (a) through (f) above, provided that (i) the fair market value of the assets subject to such other Liens shall not exceed 15% of Consolidated Net Worth and (ii) immediately after giving effect to the creation thereof, the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         For purposes of this Section 5.13, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

         SECTION 5.14. Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, unless immediately after giving effect to such action:

         (a) no Default or Event of Default would exist; and

         (b) the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         SECTION 5.15. Financial Covenants. The Borrower covenants and agrees that, as long as any obligation hereunder is outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

         (a) Coverage Ratio. As of the end of each fiscal quarter, the Borrower shall not permit the ratio of Cash Flow for the four (4) fiscal quarters then ending to Interest Expenses for such period to be less than 3.00 to 1.00. As used herein the following terms have the following meanings:

                           "Cash Flow" means, for any period, the total of the
                  following for the Borrower and the Restricted Subsidiaries calculated on a consolidated


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 42
                  basis without duplication for such period in accordance with
                  GAAP: (A) EBITDA; minus (B) capital expenditures.

                           "Interest Expenses" means, for any period, the total
                  interest expenses (including the interest portion of Capital Leases) for the Borrower and the Restricted Subsidiaries calculated on a consolidated basis without duplication in accordance with GAAP.

         (b) Consolidated Indebtedness to Adjusted EBITDA. As of the last day of each fiscal quarter during the periods described below, the Borrower shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed: (i) 3.00 to 1.00 at all times other than as described in the following clause (ii); or
(ii) 3.25 to 1.00 for all fiscal quarters ending prior to March 31, 2001 if, and only if prior to any such fiscal quarter end Borrower shall have delivered to the Administrative Agent evidence satisfactory to it that the holders of the Indebtedness outstanding under the Senior Note Purchase Agreements and the holders of any other Indebtedness that have the benefit of a Consolidated Indebtedness to Adjusted EBITDA ratio the same or similar to this Section 5.15(b), shall have agreed to a maximum ratio not to exceed 3.25 to 1.00 for all fiscal quarters prior to March 31, 2001.

         (c) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as at the last day of any fiscal quarter of the Borrower to be less than the sum of (a) $261,000,000, plus (b) 15% of its aggregate Consolidated Net Income (but only if a positive number) for the period beginning April 1, 1998 and ending at the end of each fiscal quarter thereafter.

         SECTION 5.16. Limitation on Dividend Restrictions, etc. The Borrower will not permit any Restricted Subsidiary to enter into, adopt, create or otherwise be or become bound by or subject to any contract or charter or by-law provision limiting the amount of, or otherwise imposing restrictions on the declaration, payment or setting aside of funds for the making of, any Distributions in respect of the capital stock of such Restricted Subsidiary to the Borrower or another Restricted Subsidiary.

         SECTION 5.17. Limitation on Restricted Indebtedness. The Borrower will not at any time permit the aggregate amount of Restricted Indebtedness to exceed 15% of Consolidated Net Worth.

         SECTION 5.18. Preferred Stock of Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to issue or permit to remain outstanding any Preferred Stock unless such Preferred Stock is issued to and at all times owned and held by the Borrower or a Wholly-Owned Restricted Subsidiary.

         SECTION 5.19. No Redesignation of Restricted Subsidiaries. The Borrower will not designate any Restricted Subsidiary as, or take or permit to be taken any action that would cause any Restricted Subsidiary to become, an Unrestricted Subsidiary.

         SECTION 5.20. Financial and Business Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a) Quarterly Statements. Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 43

                           (i) consolidated and consolidating balance sheets of
                  the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated and consolidating statements of
                  income, changes in shareholders' equity and cash flows of the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, all in reasonable detail and setting forth, in the case of such consolidated statements, in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.20(a); provided further that if such Form 10-Q does not contain consolidating information for the Borrower and its Restricted Subsidiaries, the Borrower shall also deliver to each such holder the consolidating information described in this Section 5.20(a);

         (b) Annual Statements. Within 90 days after the end of each fiscal year of the Borrower, duplicate copies of:

                           (i) consolidated and consolidating balance sheets of
                  the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated and consolidating statements of
                  income, changes in shareholders' equity and cash flows of the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries, for such year with each of the financial statements delivered under clauses (i) and (ii) of this clause
                  (b) setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied, (1) in the case of the consolidated statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (2) in the case of the consolidating statements, either certified by a Senior Financial Officer as fairly stating, or accompanied by a report thereon by such accountants containing a statement to the effect that such consolidating financial statements fairly state, the financial position and the results of operations and cash flows of the companies being reported upon in all material respects in relation to the


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 44
                  consolidated financial statements for the periods indicated as a whole; provided that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clauses (i) and (ii) of this Section 5.20 (b); provided further that if such Form 10-K does not contain consolidating information for the Borrower and its Restricted Subsidiaries, the Borrower shall also deliver to each such holder the consolidating information described in this Section 5.20(b); and

                           (iii) a certificate of such accountants stating that
                  in making the examination for such report, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof and the action the Borrower has taken or proposes to take with respect thereto.

         (c) SEC and Other Reports. If the Borrower or any Restricted Subsidiary shall be required to file reports with the Securities and Exchange Commission, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission;

         (d) Notice of Default or Event of Default. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

         (e) ERISA Matters. Promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof and the potential cost to the Borrower or such ERISA Affiliate resulting therefrom exceeds $500,000; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening in writing by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 45

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

         (f) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Restricted Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder as from time to time may be reasonably requested by any Lender.

         (g) Officer's Certificate. Each set of financial statements delivered pursuant to Section 5.20(a) or Section 5.20(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                           (i) Covenant Compliance. The information (including
                  detailed calculations) required in order to establish the Debt to Adjusted EBITDA Ratio, the Applicable Margin, the Commitment Fee Percentage and whether the Borrower was in compliance with the requirements of Section 5.11 through
                  Section 5.17 hereof, inclusive, and with all Additional Covenants, if any, that involve calculations during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section or Additional Covenant, as the case may be, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections or Additional Covenants, as the case may be, and the calculation of the amount, ratio or percentage then in existence);

                           (ii) Event of Default. A statement that such officer
                  has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto;

                           (iii) Management's Discussion and Analysis. A written
                  discussion and analysis by management of the financial condition and results of operations of the lines of business conducted by each material Restricted Subsidiary for such accounting period; provided that delivery


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 46
                  within the time period specified above of copies of, in the case of Section 5.20(a), the Borrower's Quarterly Report on Form 10-Q, or, in the case of Section 5.20(b) the Borrower's Annual Report on Form 10-K, in each case prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy this clause (iii); and

                           (iv) Litigation. A written statement that, to the
                  best of such Officer's knowledge after due inquiry, except as otherwise disclosed in writing to you, there is no litigation (including derivative actions), arbitration proceeding or governmental proceeding pending to which the Borrower or any Subsidiary is a party, or with respect to the Borrower or any Subsidiary or their respective properties, which has a significant possibility of materially and adversely affecting the business, operations, properties or condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         SECTION 5.21. Inspection; Confidentiality. The Borrower shall permit the representatives of the Administrative Agent and each Lender:

         (a) No Default. If no Default or Event of Default then exists, at the expense of such Agent or Lender and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with the Borrower's officers and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing;

         (b) Default. If a Default or Event of Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested; and

         (c) Technical Data. Anything herein to the contrary notwithstanding, neither the Borrower nor any of its Subsidiaries shall have any obligations to disclose pursuant to this Agreement any engineering, scientific, or other technical data without significance to the analysis of the financial position of the Borrower and its Subsidiaries.

         SECTION 5.22. Books and Records. The Borrower shall maintain its financial records in accordance with GAAP and all other business and operating records in accordance with reasonably prudent business practices.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 47

                                   ARTICLE 6.

                                EVENTS OF DEFAULT

         In case of the happening of any of the following events (each an "Event of Default"):

         (a) the Borrower defaults in the payment of any principal on any Loan or Swingline Loan or the reimbursement of any LC Disbursement, in each case when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Borrower defaults in the payment of any interest on any Loan or Swingline Loan for more than five Business Days after the same becomes due and payable; or

         (c) the Borrower defaults in the performance of or compliance with any term contained in Section 5.20(d) or Sections 5.10 through 5.19; or

         (d) the Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Article 6) or any Additional Covenant and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Administrative Agent or any Lender (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Article 6); or

         (e) any representation or warranty made in writing by or on behalf of the Borrower or by any officer of the Borrower in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (i) the Borrower or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Borrower or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

         (g) the Borrower or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any of its Restricted Subsidiaries,


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
or any such petition shall be filed against the Borrower or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Borrower and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (j) if (i) any Plan subject to the minimum funding standards of ERISA or the Code shall fail to satisfy such standards for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of unfunded accrued plan benefit liabilities under all Plans subject to Title IV of ERISA, determined in accordance with Financial Accounting Standards Board Statement No. 87 or 132, as the case may be, as of the end of such Plans' most recently ended plan year on the basis of actuarial assumptions specified for funding purposes in such Plans' most recent actuarial valuation report, shall exceed $5,000,000, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect (as used in Article 6, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA);

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to borrow hereunder or to request the issuance, amendment, extension or renewal or other modification of any Letter of Credit, (ii) exercise any rights that may be available upon an Event of Default to terminate or cancel any outstanding Letters of Credit, and (iii) declare the Borrowings (including all Loans and Swingline Loans) and all reimbursement obligations for LC Disbursements, then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Borrowings (including all Loans and Swingline Loans) and the reimbursement obligations for LC Disbursements, so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph
(g) or (h) above with respect to the Borrower, all the Commitments of the Lenders, the commitment of the Swingline Lender to make Swingline Loans and the obligation of the Issuing Bank hereunder to issue Letters of Credit shall automatically terminate and the principal amount of all Borrowings (including all Loans and Swingline Loans) and all reimbursement obligations for LC Disbursements, then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand,


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 49 protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                      ARTICLE 7. THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, Chase Bank of Texas, National Association is hereby appointed to act as Administrative Agent, on behalf of the Lenders and the Issuing Bank. Each of the Lenders and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank, as applicable, all payments of principal of and interest on the Borrowings and all other amounts due to the Lenders and the Issuing Bank hereunder, and promptly to distribute to each Lender and the Issuing Bank its share of each payment so received; (b) to give notice on behalf of each of the Lenders and the Issuing Bank to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and
(c) to distribute to each Lender and the Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

         Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders or the Issuing Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements; provided that the foregoing exclusion shall not have the effect of releasing the Administrative Agent from its stated responsibilities herein to receive executed agreements, documents and instruments on behalf of the Lenders and the Issuing Bank. The Administrative Agent may deem and treat the Lender which makes any Loan or Swingline Loan or participates in any Swingline Loan or in the obligation to reimburse the Issuing Bank for any LC Disbursement as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Issuing Bank. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or any Lender on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 50

         The Lenders and the Issuing Bank hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent who must be acceptable to the Borrower and shall be selected from the Lenders unless no Lender agrees to accept such appointment. If no successor shall have been so appointed by the Required Lenders, no approval of the Borrower obtained and such successor shall not have accepted such appointment, all within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         With respect to the Loans and Swingline Loans made by it hereunder, the Administrative Agent, in its individual capacity as a Lender and the Swingline Lender and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

         Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its Applicable Percentage of any expenses incurred for the benefit of the Lenders or the Issuing Bank in its role as Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, which shall not have been reimbursed by the Borrower AND (II) TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, ON DEMAND, IN THE AMOUNT OF SUCH APPLICABLE PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST IT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY IT UNDER THIS AGREEMENT TO THE EXTENT THE SAME SHALL NOT HAVE BEEN REIMBURSED BY THE BORROWER (INCLUDING WITHOUT LIMITATION, ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 51

         Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

         Wachovia Bank, N.A. has been designated as the syndication agent hereunder and The Bank of Nova Scotia has been designated as the documentation agent in recognition of the level of their respective Commitments. Neither Wachovia Bank, N.A. nor The Bank of Nova Scotia is an agent for the Lenders and shall not have any obligation hereunder other than those existing in its capacity as Lender.

                            ARTICLE 8. MISCELLANEOUS

         SECTION 8.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

         (a) if to Borrower, at its principal executive offices at 2140 Lake Park Blvd., Richardson, Texas 75080, to the attention of Chief Financial Officer, Telecopy No. 972/497-6042 with a copy to the Vice President and Corporate Treasurer, Telecopy No. 972/497-5015;

         (b) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to Chase Bank of Texas, National Association, 2200 Ross Avenue, 3rd Floor, Dallas, TX 75201, Attention of Allen King, (Telecopy No. 214/965-2044), with a copy to Chase Bank of Texas, National Association, c/o The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081;
Attention: Muniram Appanna, Telephone 212/552-7943; Telecopy No. 212/552-7490;
and

         (c) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

         SECTION 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans or the acquisition and funding of participations in Swingline Loans or Letters of Credit, or the making by the Swingline Lender of any Swingline Loan or the issuance by Issuing Bank of the Letters of Credit regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Borrowing, any Letter of Credit Liability or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the commitments and obligations of the Lenders and the Issuing Bank hereunder have not been terminated.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 52

         SECTION 8.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders (except as a consequence of a transaction expressly permitted under Section 5.10).

         SECTION 8.04. Successors and Assigns.

         (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or an assignment to a Federal Reserve Bank, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided, however, that if an Event of Default shall have occurred and be continuing, the Borrower's consent will not be necessary, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment and the amount of the Commitment retained by the assigning Lender (each determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless the assigning Lender is assigning its entire Commitment or unless the assignment is to another Lender or to an Affiliate of a Lender, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and a processing and recordation fee of $3,000, and the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to
Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrower to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.11, 2.16 and 8.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 53 or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.20 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, the principal amount of the Loans and Swingline Loans owing to and the participations interest in Letters of Credit held by, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

         (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.16 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver described in clauses (i) through (iii) of Section 8.08(b) that affects such participant.


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 54

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information which constitutes Confidential Information in accordance with Section 8.14.

         (h) The Borrower shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.10) by the Borrower without such consent shall be void.

         (i) Any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment or pledge shall release any Lender from its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans and Swingline Loans made to the Borrower by the assigning Lender hereunder.

         SECTION 8.05. Expenses; Indemnity.

         (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by Administrative Agent or Chase Securities Inc. or the Issuing Bank in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not the transactions hereby contemplated are consummated) or in connection with the issuance, modification, extension or renewal of any Letter of Credit, or incurred by the Administrative Agent, the Issuing Bank, or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans and Swingline Loans made and Letters of Credit issued hereunder, including the reasonable fees and disbursements of counsel for the Administrative Agent and the Issuing Bank or, in the case of enforcement following an Event of Default, the Lenders.

         (b) THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND ISSUING BANK AGAINST ANY LOSS, CALCULATED IN ACCORDANCE WITH THE NEXT SENTENCE, OR REASONABLE EXPENSE WHICH SUCH LENDER OR ISSUING BANK MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) ANY FAILURE BY THE BORROWER TO BORROW OR TO CONVERT OR CONTINUE ANY LOAN OR SWINGLINE LOAN HEREUNDER (INCLUDING AS A RESULT OF THE BORROWER'S FAILURE TO FULFILL ANY OF THE APPLICABLE CONDITIONS SET FORTH IN ARTICLE 4) AFTER IRREVOCABLE NOTICE OF SUCH BORROWING, CONVERSION OR CONTINUATION HAS BEEN GIVEN PURSUANT HERETO, (B) ANY PAYMENT, PREPAYMENT OR CONVERSION, ASSIGNMENT OR FUNDING OF A EURODOLLAR LOAN OR NEGOTIATED RATE BORROWING REQUIRED BY ANY PROVISION OF THIS AGREEMENT OR OTHERWISE MADE OR DEEMED MADE ON A DATE OTHER THAN THE LAST DAY OF THE INTEREST PERIOD, IF ANY, APPLICABLE THERETO, (INCLUDING ANY FUNDING OF A EURODOLLAR LOAN OR NEGOTIATED RATE BORROWING AS A RESULT OF THE OPERATION OF SECTION 2.19(b)) (C) ANY DEFAULT IN PAYMENT OR PREPAYMENT OF THE PRINCIPAL AMOUNT OF ANY LOAN OR SWINGLINE LOAN OR ANY REIMBURSEMENT OBLIGATION IN RESPECT OF ANY LC DISBURSEMENT OR ANY PART THEREOF OR INTEREST ACCRUED THEREON, AS AND WHEN DUE AND PAYABLE (AT THE DUE DATE THEREOF, WHETHER BY SCHEDULED MATURITY,


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 55

ACCELERATION, IRREVOCABLE NOTICE OF PREPAYMENT OR OTHERWISE) OR (D) THE OCCURRENCE OF ANY EVENT OF DEFAULT, INCLUDING, IN EACH SUCH CASE, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED BY SUCH LENDER IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES, OR WITH RESPECT TO COMMITMENTS MADE OR OBLIGATIONS UNDERTAKEN WITH THIRD PARTIES, TO EFFECT OR MAINTAIN ANY LOAN OR SWINGLINE LOAN HEREUNDER OR ANY PART THEREOF AS A EURODOLLAR LOAN OR NEGOTIATED RATE BORROWING. SUCH LOSS SHALL INCLUDE AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY SUCH LENDER, OF (I) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN OR SWINGLINE LOAN BEING PAID, PREPAID, CONVERTED OR NOT BORROWED (ASSUMED TO BE THE LIBO RATE OR WITH RESPECT TO THE NEGOTIATED RATE BORROWINGS, THE APPLICABLE NEGOTIATED RATE) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT OR FAILURE TO BORROW TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN OR SWINGLINE LOAN (OR, IN THE CASE OF A FAILURE TO BORROW THE INTEREST PERIOD FOR SUCH LOAN OR SWINGLINE LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) THAT WOULD BE REALIZED BY SUCH LENDER IN REEMPLOYING THE FUNDS SO PAID, PREPAID OR NOT BORROWED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE.

         (c) THE BORROWER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK, EACH LENDER, EACH OF THEIR AFFILIATES AND THE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE FOREGOING (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (I) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) THE USE OF THE PROCEEDS OF THE BORROWINGS OR THE USE OF ANY LETTER OF CREDIT OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST THE BORROWER OR BY THE BORROWER AGAINST SUCH INDEMNITEE, IN WHICH THE BORROWER IS THE PREVAILING PARTY.

         (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the termination or satisfaction of all Letter of Credit Liabilities, the consummation of the transactions contemplated hereby, the repayment of any of the Borrowings, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 8.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law,


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 56 to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 8.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         SECTION 8.08. Waivers; Amendment.

         (a) No failure or delay of Borrower, the Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, or (ii) increase a Lender's Commitment without the consent of such Lender, or (iii) decrease the Commitment Fee Percentage or change the date on which the Commitment Fees are due and payable without the prior written consent of each Lender directly affected thereby, or (iv) amend or modify the provisions of Section 2.13 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of (a) the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (b) the Issuing Bank hereunder without the prior written consent of the Issuing Bank or (c) the Swingline Lender hereunder without the prior written consent of the Swingline Lender. Notwithstanding the foregoing, the Issuing Bank may be replaced in accordance with Section 2.20(h) without the consent of the Required Lenders. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

         SECTION 8.09. Entire Agreement. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE FEE LETTER AND THE OTHER DOCUMENTATION EXECUTED PURSUANT HERETO (INCLUDING, BUT NOT LIMITED TO ANY LETTER OF CREDIT ISSUED HEREUNDER) CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.03(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE ENTIRE CONTRACT AMONG


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 57

THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT, THE FEE LETTER AND THE OTHER DOCUMENTATION EXECUTED PURSUANT HERETO (INCLUDING, BUT NOT LIMITED TO ANY LETTER OF CREDIT ISSUED HEREUNDER). THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS AGREEMENT, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT.

         SECTION 8.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

         SECTION 8.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.13. Interest Rate Limitation.

         (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans or Swingline Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to Section 2.06, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this paragraph (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

         (c) No provision of this Agreement shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 58 nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Borrowings; and, if the principal of the Borrowings has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Borrowings so that interest for the entire term does not exceed the Maximum Rate.

         SECTION 8.14. Confidentiality. For the purposes of this Section 8.14, "Confidential Information" means information delivered to the Administrative Agent, the Issuing Bank or a Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Administrative Agent, the Issuing Bank or a Lender as being confidential information of the Borrower or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Administrative Agent, the Issuing Bank or a Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Administrative Agent, the Issuing Bank or a Lender or any Person acting on their behalf, (c) otherwise becomes known to the Administrative Agent, the Issuing Bank or a Lender other than through disclosure by the Borrower or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 5.20 that are otherwise publicly available. The Administrative Agent, the Issuing Bank and each Lender agree that they will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by them in good faith to protect confidential information of third parties delivered to them, provided that Administrative Agent, the Issuing Bank or a Lender may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement),
(ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.14, (iii) any other Lender, (iv) any Transferee (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (v) any Person from which it offers to purchase any Security of the Borrower or a Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent the Administrative Agent, the Issuing Bank or a Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement.

         SECTION 8.15. Non-Application of Chapter 346 of the Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or to the transactions contemplated hereby.

         SECTION 8.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 59

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          LENNOX INTERNATIONAL INC.,
                          as Borrower


                          By: /s/ Clyde Wyant
                             ----------------------
                             Clyde Wyant
                             Executive Vice President,
                             Chief Financial Officer

                          CHASE BANK OF TEXAS,
                          NATIONAL ASSOCIATION,
                          individually as a Lender, the Issuing Bank and the Swingline Lender and as Administrative Agent


                          By: /s/ Allen King
                             ----------------------
                             Allen King
                             Vice President

                          WACHOVIA BANK, N.A.,
                          individually  as a Lender and as syndication agent


                          By: /s/ A. Michael Klein
                             ----------------------
                             Name:  A. Michael Klein
                             Title: Vice President


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 60

                          THE BANK OF NOVA SCOTIA,
                          individually as a Lender and as documentation agent


                          By: /s/ F.C.H. Ashby
                             -----------------------------
                             Name:     F.C.H. Ashby
                             Title:    Senior Manager Loan Operations

                          ABN AMRO BANK, N.V.


                          By: /s/ Laurie C. Tuzo
                             -----------------------------
                             Name:     Laurie C. Tuzo
                             Title:    Senior Vice President

                          By: /s/ Eric R. Hollingsworth
                             -----------------------------
                             Name:     Eric R. Hollingsworth
                             Title:    Vice President

                          BANK OF AMERICA, N.A.


                          By: /s/ Natalie E. Hebert
                             -----------------------------
                             Name:     Natalie E. Hebert
                             Title:    Vice President

                          BANK OF TEXAS, N.A.


                          By: /s/ David Broussard, Jr.
                             -----------------------------
                             Name:     David Broussard, Jr.
                             Title:    Sr.V.P.

                          BANK ONE, TEXAS, N.A.


                          By: /s/ Gina A. Norris
                             -----------------------------
                             Name:     Gina A. Norris
                             Title:    Managing Director

                          FIRST UNION NATIONAL BANK


                          By: /s/ David C. Hauglid
                             -----------------------------
                             Name:     David C. Hauglid
                             Title:    Vice President


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 61

                          MERCANTILE BANK NATIONAL ASSOCIATION


                          By: /s/ Gregory L. Dryden
                             ---------------------------------
                             Gregory L. Dryden, Vice President

                          ROYAL BANK OF CANADA


                          By: /s/ N.G. Millar
                             ---------------------------------
                             Name:     N.G. Millar
                             Title:    Senior Manager

                          SUNTRUST BANK


                          By: /s/ David J. Edge
                             ---------------------------------
                             Name:      David J. Edge
                             Title:

                          THE BANK OF NEW YORK


                          By: /s/ Mark T. Familo
                             ---------------------------------
                             Name:      Mark T. Familo
                             Title:     Vice President

                          THE BANK OF TOKYO-MITSUBISHI, LTD.


                          By: /s/ D. Barnell
                             ---------------------------------
                             Name:      D. Barnell
                             Title:     Vice President


                          By: /s/ John M. Mearns
                             ---------------------------------
                             Name:      John M. Mearns
                             Title:     VP & Manager

                          THE NORTHERN TRUST COMPANY


                          By: /s/ Nicole Boehm
                             ---------------------------------
                             Name:      Nicole Boehm
                             Title:     Officer


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 62

                          UBS AG, Stamford Branch


                          By: /s/ Paul R. Morrison
                             -----------------------------
                             Name:      Paul R. Morrison
                             Title:     Executive Director

                          By: /s/ Dorothy McKinley
                             -----------------------------
                             Name:      Dorothy McKinley
                             Title:     Associate Director


364 DAY REVOLVING CREDIT FACILITY AGREEMENT-Page 63

                             EXHIBITS AND SCHEDULES


Exhibit A        Form of Borrowing Request
Exhibit B        Form of Assignment and Acceptance
Exhibit C        Matters to be covered in Opinion of Counsel to the Borrower

Schedule 2.01    Commitments
Schedule 3.05    Subsidiaries
Schedule 3.06    Financial Statements
Schedule 3.13    Indebtedness







EXHIBITS AND SCHEDULES, Solo Page

                                    EXHIBIT A
                                       to
                              Lennox International
                   364 Day Revolving Credit Facility Agreement

                            Form of Borrowing Request






EXHIBIT A, Cover Page

                            FORM OF BORROWING REQUEST

Chase Bank of Texas, National Association,                                [Date]
as Administrative Agent for the Lenders referred to below
2200 Ross Avenue, 3rd floor
Dallas, TX 77002

Attention:        Brenda Harris
Telecopy:         214-965-2044

and

Chase Bank of Texas, National Association
Loan Syndications Services
1 Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Telecopy:         212/552-5777

Ladies and Gentlemen:

         The undersigned, Lennox International Inc. (the "Borrower"), refers to the 364 Day Revolving Credit Facility Agreement dated as of January 25, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, the Lenders named therein, and Chase Bank of Texas, National Association, as Administrative Agent, and Wachovia Bank, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice that it requests a Borrowing under the Agreement, and sets forth below the terms on which such Borrowing is requested to be made:


(A)      Date of Borrowing (which is a Business Day)
                                                           ------------------
(B)      Type of Loan (i.e., Loan or Swingline Loan)
                                                           ------------------
(C)      Principal amount of Borrowing(1)
                                                           ------------------
(D)      Interest rate basis(2)
                                                           ------------------
(E)      Interest Period and the last day thereof
         (for Eurodollar Loans and Negotiated Rate)(3)
                                                           ------------------




----------------------

         (1) Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available if a Loan or not less than $1,000,000 (and in integral multiples of $500,000) or greater than the Swingline Loan commitment then available, if a Swingline Loan.

         (2) Eurodollar Loan, ABR Loan or Negotiated Rate.

         (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.




BORROWING REQUEST, Page 1

         The Borrower represents and warrants that the conditions to lending specified in Section 4.01(b) and (c) of the Agreement have been satisfied and that after giving effect to the Borrowing requested hereby, the total Revolving Exposures of all Lenders shall not exceed the Total Commitment.

                             Very truly yours,

                             LENNOX INTERNATIONAL INC.


                             By:
                                -----------------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                      -----------------------------------------
                                      [SENIOR FINANCIAL OFFICER]





BORROWING REQUEST, Page 2

                                    EXHIBIT B
                                       to
                              Lennox International
                   364 Day Revolving Credit Facility Agreement

                        Form of Assignment and Acceptance









EXHIBIT B, Cover Page

                            ASSIGNMENT AND ACCEPTANCE

                                                     Dated: ______________, ____

         Reference is made to the 364 Day Revolving Credit Facility Agreement dated as of January 25, 2000 (as amended, modified, extended or restated from time to time, the "Agreement"), among Lennox International Inc. (the "Borrower"), the lenders that are a party thereto (the "Lenders"), Wachovia Bank, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and Chase Bank of Texas, National Association, as Administrative Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings. The phrase "Effective Date of Assignment" shall have the meaning set forth below.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date of Assignment, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date of Assignment, and the Loans owing to the Assignor which are outstanding on the Effective Date of Assignment, and the participation interest of the Assignor in outstanding Letters of Credit on the Effective Date of Assignment and outstanding Swingline Loans on the Effective Date of Assignment together with unpaid interest accrued on the assigned Loans to the Effective Date of Assignment and the amount, if any, set forth below of the Fees accrued to the Effective Date of Assignment for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04 of the Agreement, a copy of which has been received by each such party. From and after the Effective Date of Assignment, (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement. After giving effect to this Assignment and Acceptance, Assignor's Commitment shall be $_____________ and Assignee's Commitment shall be $_____________.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.16(g) of the Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,000.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.


Date of Assignment
                                 -------------------------------------------

Legal Name of Assignor:
                                 -------------------------------------------
Legal Name of Assignee:
                                 -------------------------------------------
Assignee's Address for Notices:
                                 -------------------------------------------








ASSIGNMENT AND ACCEPTANCE, Page 1

Effective Date of Assignment
(may not be fewer than 5 Business Days after
the Date of Assignment unless otherwise
agreed by the Administrative Agent,
whose execution hereof shall be deemed
to be such consent, if necessary):
                                  ---------------------------------------------

======================================================================================================================
                                                                               Percentage Assigned of Commitment
                                                        Principal           (set forth, to at least 8 decimals, as a
                   Facility                          Amount Assigned          percentage of the Total Commitment)
----------------------------------------------------------------------------------------------------------------------
Commitment Assigned:                            $_______________                         _____________%
----------------------------------------------------------------------------------------------------------------------
Loans:                                          $_______________                         _____________%
----------------------------------------------------------------------------------------------------------------------
Participation Interest in Letters of Credit     $_______________                         _____________%
----------------------------------------------------------------------------------------------------------------------
Participation Interest in Swingline Loans       $_______________                         _____________%
----------------------------------------------------------------------------------------------------------------------
Fees Assigned (if any):                         $_______________                         _____________%
======================================================================================================================

The terms set forth herein are
hereby agreed to:                          Accepted


                                   ,
-----------------------------------
as Assignor,                               LENNOX INTERNATIONAL INC.


By:                                        By:
   --------------------------------           ---------------------------------
   Name:                                   Name:
         --------------------------              ------------------------------
   Title:                                  Title:
         --------------------------              ------------------------------

                                   ,       CHASE BANK OF TEXAS
-----------------------------------
as Assignee                                NATIONAL ASSOCIATION,
                                           as Administrative Agent


By:                                        By:
   --------------------------------           ---------------------------------
   Name:                                   Name:
         --------------------------              ------------------------------
   Title:                                  Title:
         --------------------------              ------------------------------



ASSIGNMENT AND ACCEPTANCE, Page 2

                                    EXHIBIT C

                            Matters to be Covered in

                         Opinion of Counsel to Borrower



         1. Each of the Borrower and Lennox Industries Inc., Heatcraft Inc. and Armstrong Air Conditioning Inc. being duly incorporated, validly existing and in good standing and the Borrower having requisite corporate power and authority to execute, deliver and perform the Agreement.

         2. Each of the Borrower and Lennox Industries Inc., Heatcraft Inc. and Armstrong Air Conditioning Inc. being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

         3. Due authorization and execution of the Agreement and the Agreement being legal, valid, binding and enforceable.

         4. No conflicts with charter documents, laws or other agreements.

         5. All consents required to execute, deliver or perform the Agreement having been obtained.

         6. No litigation questioning validity of the Agreement or as to which there is otherwise the reasonable likelihood of a Material Adverse Effect.

         7. No violation of Regulations T, U or X of the Federal Reserve Board.

         8. Borrower not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.




EXHIBIT C - Solo Page

                                  SCHEDULE 2.01



LENDER NAME                                        COMMITMENTS               TITLE
Chase Bank of Texas, National Association     $     21,000,000       Administrative Agent

Wachovia Bank, N.A.                           $     16,000,000         Syndication Agent

The Bank of Nova Scotia                       $     16,000,000        Documentation Agent

ABN AMRO BANK, N.V.                           $     25,000,000          Managing Agent

Bank of America, N.A.                         $     40,000,000          Managing Agent

Bank One, Texas, N.A.                         $     15,000,000          Managing Agent

First Union National Bank                     $     40,000,000          Managing Agent

Royal Bank of Canada                          $     21,000,000          Managing Agent

SunTrust Bank                                 $     40,000,000          Managing Agent

The Northern Trust Company                    $      6,000,000          Managing Agent

Bank of Texas, N.A.                           $      5,000,000             Co-Agent

The Bank of New York                          $     10,000,000             Co-Agent

The Bank of Tokyo-Mitsubishi, Ltd.            $      5,000,000             Co-Agent

UBS AG, Stamford Branch                       $     25,000,000             Co-Agent

Mercantile Bank National Association          $     15,000,000            Participant

        TOTAL                                 $ 300,000,000.00








SCHEDULE 2.01- Solo Page

                                  SCHEDULE 3.05

                     LENNOX INTERNATIONAL INC. SUBSIDIARIES
                             AS OF DECEMBER 31, 1999


                                                                  R = Restricted
                                                               UR = Unrestricted



NAME                                                OWNERSHIP        JURISDICTION OF INC.   NO. OF SHARES OUTSTANDING
Lennox Industries Inc.                              100%             Iowa                   994,394 Common
SEE ANNEX A
Heatcraft Inc                                       100%             Mississippi            20 Common
     Frigus-Bohn S.A. de C.V.                        50%             Mexico
         LGL de Mexico, S.A. de C.V.                  1%             Mexico                 50,000 Common
     Lennox Participacoes Ltda.                       1%             Brazil
         Frigo-Bohn do Brasil Ltda.                  99%             Brazil
     Livernois Engineering Co.                      100%             Michigan               10,000 Common

Armstrong Air Conditioning Inc.                     100%             Ohio                   1,030 Common

     Jensen-Klich Supply Co.                        100%             Nebraska               1,750 Common
     Armstrong Distributors Inc.                    100%             Delaware               1,000 Common

Lennox Global Ltd.                                  100%             Delaware               1,000 Common
     SEE ANNEX D

Lennox Commercial Realty Inc.                       100%             Iowa                   10 Common

Heatcraft Technologies Inc.                         100%             Delaware               1,000 Common
     Lennox Industries                                1%             United Kingdom         300,000 Cum. Preference
                                                                                            13,900 Ordinary

     Strong LGL Colombia Ltda.                       50%             Colombia               10,000
     LGL Peru S.A.C.                                 10%             Peru

Excel Comfort Systems Inc.                          100%             Delaware               1,000 Common

LII Acquisition Corporation                         100%             Delaware               1,000 Common


                                                 LOCATION OF SUBSTANTIAL      RESTRICTED/
NAME                                             OPERATING ASSETS             UNRESTRICTED
Lennox Industries Inc.                           United States                R
SEE ANNEX A
Heatcraft Inc                                    United States                R
     Frigus-Bohn S.A. de C.V.                    Mexico                       UR
         LGL de Mexico, S.A. de C.V.             Mexico                       UR
     Lennox Participacoes Ltda.
         Frigo-Bohn do Brasil Ltda.
     Livernois Engineering Co.                   Michigan                     R

Armstrong Air Conditioning Inc.                  United States                R

     Jensen-Klich Supply Co.                     United States                R
     Armstrong Distributors Inc.                 United States                R

Lennox Global Ltd.                               United States                UR
     SEE ANNEX D

Lennox Commercial Realty Inc.                    United States                R

Heatcraft Technologies Inc.                      United States                R
     Lennox Industries                           United Kingdom               UR


     Strong LGL Colombia Ltda.                   Colombia                     UR
     LGL Peru S.A.C.                             Peru                         UR

Excel Comfort Systems Inc.                       Delaware                     R

LII Acquisition Corporation                      Delaware                     R



SCHEDULE 3.05 - Solo Page

                                     ANNEX A
                                       TO
                                  SCHEDULE 3.05

                       LENNOX INDUSTRIES INC. SUBSIDIARIES


                                                                                                   NO. OF
NAME                                                 OWNERSHIP      JURISDICTION OF INC.      SHARES OUTSTANDING
                                                                                              5,250 Pref.
                                                                                              35,031 Cl. A Common
Lennox Industries (Canada) Ltd.                      100%           Canada                     1,180 Cl. B Common

Lennox Industries SW Inc.                            100%           Iowa                      1,000 Common

Hearth Products Inc.                                 100%           Delaware                  1,000 Common
     Superior Fireplace Company                      100%           Delaware                  1,000 Common
     Marco Mfg., Inc.                                100%           California
         Marcomp
     Pyro Industries, Inc.                           100%           Washington
     Securite Cheminees International Ltee           100%           Canada
     -Security Chimneys International USA Ltd.       100%
     -Cheminees Securite SARL                        100%           France
     -Security Chimneys UK Limited                   100%           UK                        2 Ordinary
     Firecraft Technologies Inc.                     100%           Delaware                  1,000 Common
     The Earth Stove, Inc.                           100%           Oregon

Products Acceptance Corporation                      100%           Iowa                      3,500 Common

Lennox Manufacturing Inc.                            100%           Delaware                  1,000 Common

Lennox Retail Inc.                                   100%           Delaware                  1,000 Common
     -Lennox Canada Inc.                             100%           Canada
         SEE ANNEX B
     Remainder of the Lennox Retail Inc. Subsidiaries are listed on ANNEX C


                                                     LOCATION OF SUBSTANTIAL        RESTRICTED/
NAME                                                 OPERATING ASSETS               UNRESTRICTED


Lennox Industries (Canada) Ltd.                      Canada                         UR

Lennox Industries SW Inc.                            N/A                            R

Hearth Products Inc.                                 United States                  R
     Superior Fireplace Company                      United States                  R
     Marco Mfg., Inc.                                United States                  R
         Marcomp
     Pyro Industries, Inc.                           United States                  R
     Securite Cheminees International Ltee           Canada                         UR
     -Security Chimneys International USA Ltd.       United States                  R
     -Cheminees Securite SARL                        France                         UR
     -Security Chimneys UK Limited                   UK                             UR
     Firecraft Technologies Inc.                     Delaware                       R
     The Earth Stove, Inc.                           Oregon                         R

Products Acceptance Corporation                      N/A                            R

Lennox Manufacturing Inc.                            United States                  R

Lennox Retail Inc.                                   United States                  R
     -Lennox Canada Inc.                             Canada                         UR
         SEE ANNEX B
     Remainder of the Lennox Retail Inc. Subsidiaries are listed on ANNEX C




ANNEX A TO SCHEDULE 3.05 - Solo Page

                                     ANNEX B
                                       TO
                                  SCHEDULE 3.05


                         Lennox Canada Inc. Subsidiaries

The following are all in Canada and are all owned 100% by Lennox Canada Inc. unless otherwise noted and all are Unrestricted Subsidiaries:

         Bradley Air Conditioning Limited
         Valley Refrigeration Limited
         Dearie Contracting Inc.
         Dearie Martino Contractors Ltd.
         Foster Air Conditioning Limited
         Bryant Heating & Cooling Co. Ltd.
         Montwest Air Ltd.
         Fahrhall Mechanical Contractors Limited
         Sipco Energies Ltd.
         MHR Home Comfort Center Ltd.
         Canadian Home Comfort Corp.
         Arpi's Industries Canada Ltd.
                  Arpi's Holdings Ltd.
                  Advance Mechanical Ltd.
         485237 B.C. Ltd.
                  Gandy Installations (1987) Ltd.
         GAIA Enterprises Inc.
                  Welldone Plumbing, Heating and Air Conditioning (1990) Ltd. 592490 British Columbia Ltd.
                  M.A.W. Heating & Air Conditioning Ltd.





ANNEX B TO SCHEDULE 3.05 - Solo Page

                                     ANNEX C
                                       TO
                                  SCHEDULE 3.05

                         LENNOX RETAIL INC. SUBSIDIARIES


The following are all in the United States and are all owned 100% by Lennox Retail Inc. unless otherwise noted and all are Restricted Subsidiaries:

         D.A. Bennett, Inc. - New York
         Air Engineers, Inc. - Florida
         Industrial Building Services, Inc. - Florida
         Hobson Heating and Air Conditioning, Inc. - Georgia Calverley Air Conditioning & Heating Co., Inc. - Texas
         Air Experts, Inc. - Ohio
         Jebco Heating & Air Conditioning, Inc. - Colorado
         Air Systems of Florida, Inc. - Florida
         Gray Refrigeration, Inc. - Texas
         Airmasters Heating & Air Conditioning Co. - Michigan
         Cook Heating & Air Conditioning, Inc. - Michigan
         Cook Heating & Air Conditioning Co., Inc. - Indiana
         Andy Lewis Htg. & A/C of Charlotte, Inc. - North Carolina Andy Lewis Heating & Air Conditioning, Inc. - Georgia Sedgwick Sedgwick Heating & Air Conditioning Co. - Minnesota Shumate Mechanical Inc. - Delaware
         Gables Air Conditioning, Inc. - Florida
         Ryan Heating Co. Inc. - Delaware
         The October Group (d/b/a Greenwood Heating) - Washington Peitz Heating and Cooling, Inc. - South Dakota
         National Air Systems, Inc. - California
         Miller Refrigeration, A/C, & Htg. Co.
         John P. Timmerman Co.
         Kiko Heating & Air Conditioning, Inc.
         Wangsgaard A-Plus Refrigeration, Inc.
         Edison Heating and Cooling, Inc.
         Alliance Mechanical Heating & Air Conditioning, Inc. Controlled Comfort Inc.
         Goldenseal Heating & Air Conditioning, Inc.
         Cool Power Acquisition Inc.




ANNEX C TO SCHEDULE 3.05, Solo Page

                                     ANNEX D
                                       TO
                                  SCHEDULE 3.05

                         LENNOX GLOBAL LTD. SUBSIDIARIES
          ALL LENNOX GLOBAL SUBSIDIARIES ARE UNRESTRICTED SUBSIDIARIES




NAME                                     OWNERSHIP         JURISDICTION OF INC.
LGL Asia-Pacific Pte. Ltd.               100%              Rep. of Singapore

Fairco S.A.                               50%              Argentina

LGL Europe Holding Co.                   100%              Delaware
     SEE ATTACHED ANNEX E

UK Industries Inc.                       100%              Delaware
LGL de Mexico, S.A. de C.V.               99%              Mexico
Lennox Participacoes Ltda.                99%              Brazil

Frigo-Bohn do Brasil Ltda.                 1%              Brazil
     McQuay do Brasil                     79%              Brazil
         SIWA S.A.                       100%              Uruguay

Str. LGL Dominicana, S.A.                100%              Dominican Republic
Strong LGL Colombia Ltda.                 50%              Colombia
LGL Belgium S.P.R.L.                      .4%              Belgium
LGL (Thailand) Ltd.                      100%              Thailand
LGL Peru S.A.C.                           90%              Peru
LGL Australia (US) Inc.                  100%              Delaware
     SEE ATTACHED ANNEX F


                                                                                   LOCATION OF SUBSTANTIAL
NAME                                     NO. OF SHARES OUTSTANDING                 OPERATING ASSETS
LGL Asia-Pacific Pte. Ltd.               2 Ordinary                                Singapore

Fairco S.A.                                                                        Argentina

LGL Europe Holding Co.                   1,000 Common                              N/A
     SEE ATTACHED ANNEX E

UK Industries Inc.                       1,000 Common                              N/A
LGL de Mexico, S.A. de C.V.              50,000 Common                             Mexico
Lennox Participacoes Ltda.

Frigo-Bohn do Brasil Ltda.                                                         Brazil
     McQuay do Brasil                                                              Brazil
         SIWA S.A.                                                                 Uruguay

Str. LGL Dominicana, S.A.
Strong LGL Colombia Ltda.
LGL Belgium S.P.R.L.                     1 Common                                  Belgium
LGL (Thailand) Ltd.                                                                Thailand
LGL Peru S.A.C.                                                                    Peru
LGL Australia (US) Inc.                  1,000 Common                              Delaware
     SEE ATTACHED ANNEX F




ANNEX D TO SCHEDULE 3.05, Solo Page

                                     ANNEX E
                                       TO
                                  SCHEDULE 3.05
                       LGL EUROPE HOLDING CO. SUBSIDIARIES
                         (ALL UNRESTRICTED SUBSIDIARIES)



NAME                                                 OWNERSHIP           JURISDICTION OF INC.
-LGL Holland B.V.                                      100%              Holland
-Ets. Brancher S.A.                                     70%              France
     -Frinotec S.A.                                  99.68%              France
     -LGL France                                       100%              France
         -Herac Ltd.                                   100%              United Kingdom
         -Friga-Coil S.R.O                              50%              Czech Republic
-LGL Germany GmbH                                      100%              Germany
     -Friga-Bohn Warmeaustauscher GmbH                 100%              Germany
     -Hyfra Ind. GmbH                                 99.9%              Germany
     -Ruhaak                                           100%              Germany
     -Refac Nord GmbH                                  100%              Germany
         -Refac West                                   100%              Germany
-Lennox Global Spain S.L.                              100%              Spain
     -ERSA                                            90.1%              Spain
         -Aldo Marine                                   70%              Spain
     -Lennox Refac, S.A.                               100%              Spain
         -Redi sur Andalucia                            70%              Spain
         -RefacPortugal Lda                             50%              Portugal
-LGL Belgium S.P.R.L.                                 99.6%              Belgium
-Refac B.V.                                            100%              Netherlands
     -R efac N.V                                       100%              Belgium
     -Refac Kalte-Klima Technik
         Vertriebs GmbH                                 50%
-HCF Lennox Limited                                    100%              United Kingdom

     -Lennox Industries                                 99%              United Kingdom
-Environheat Limited                                   100%              United Kingdom
     -West S.R.L.                                      100%              Italy
-Janka Radotin a.s.                                    100%              Czech Republic
     -Friga Coil s.r.o.                                 50%              Czech Republic
     -Janka Slovensko, s.r.o.                          100%              Slovak Republic


                                                                                   LOCATION OF SUBSTANTIAL
NAME                                                NO. OF SHARES OUTSTANDING      OPERATING ASSETS
-LGL Holland B.V.                                                                  Holland
-Ets. Brancher S.A.                                                                France
     -Frinotec S.A.                                                                France
     -LGL France                                                                   France
         -Herac Ltd.                                                               N/A
         -Friga-Coil S.R.O                                                         Czech Republic
-LGL Germany GmbH                                   500 Common                     Germany
     -Friga-Bohn Warmeaustauscher GmbH
     -Hyfra Ind. GmbH                                                              Germany
     -Ruhaak                                                                       Germany
     -Refac Nord GmbH                                                              Germany
         -Refac West                                                               Germany
-Lennox Global Spain S.L.
     -ERSA
         -Aldo Marine
     -Lennox Refac, S.A.
         -Redi sur Andalucia                                                       Spain
         -RefacPortugal Lda                                                        Portugal
-LGL Belgium S.P.R.L.                               249 Common                     Belgium
-Refac B.V.                                                                        Netherlands
     -R efac N.V                                                                   Belgium
     -Refac Kalte-Klima Technik
         Vertriebs GmbH
-HCF Lennox Limited                                 100 Ordinary                   United Kingdom
                                                    300,000 Cum. Preference
     -Lennox Industries                             14,040 Ordinary                United Kingdom
-Environheat Limited                                32,765 Ordinary                N/A
     -West S.R.L.                                                                  Italy
-Janka Radotin a.s.                                                                Czech Republic
     -Friga Coil s.r.o.                                                            Czech Republic
     -Janka Slovensko, s.r.o.                                                      Slovak Republic



ANNEX E TO SCHEDULE 3.05, Solo Page

                                     ANNEX F
                                       TO
                                  SCHEDULE 3.05

                      LGL AUSTRALIA (US) INC. SUBSIDIARIES

                          ALL UNRESTRICTED SUBSIDIARIES



                                                                                  NO. OF SHARES          LOCATION OF SUBSTANTIAL
NAME                                          OWNERSHIP    JURISDICTION OF INC.   OUTSTANDING            OPERATING ASSETS
LGL Co Pty Ltd                                100%         Australia                                     Australia
     LGL Australia Investment Pty Ltd         100%         Australia                                     Australia
         LGL Australia Finance Pty Ltd        10%          Australia                                     Australia
     LGL Australia Finance Pty Ltd            90%          Australia                                     Australia
         LGL Australia Holdings Pty Ltd       100%         Australia                                     Australia
              James N Kirby Pty Ltd*          100%         Australia                                     Australia

Lennox Australia Pty. Ltd.                    100%         Australia              1,575,000 Com Cl A
                                                                                  1,575,000 Com Cl B

LGL (Australia) Pty Ltd                       100%         Australia                                     Australia
LGL Refrigeration Pry. Ltd                    100%         Australia                                     Australia



*Stock is pledged to seller of company to secure a portion of the purchase price and other obligations incurred in connection with the acquisition





ANNEX F TO SCHEDULE 3.05, Solo Page

                                  SCHEDULE 3.06

                              FINANCIAL STATEMENTS


1. Audited consolidated and consolidating financial statements for the Borrower and the Subsidiaries for the fiscal years ended December 31, 1994 through December 31, 1998.

2. Unaudited quarterly consolidated and consolidating financial statements for the Borrower and the Subsidiaries for the periods ended March 31, 1999, July 31, 1999, and September 30, 1999.






SCHEDULE 3.06, Solo Page

                                  SCHEDULE 3.13

                            LENNOX INTERNATIONAL INC.
                           AND RESTRICTED SUBSIDIARIES
                               INDEBTEDNESS AS OF
                       December 31, 1999 (except as noted)


A.       LENNOX INTERNATIONAL INC.
                                                                                         Outstanding
                                    Description                                           Principal
                                    -----------                                          -----------
         (1)      Agreement of Assumption and Restatement dated as of December 1,
         1991 between Lennox International Inc. and the Noteholders identified at the end thereof, pursuant to which Lennox International  Inc. delivered its:

         9.53% Series F Promissory Notes due 2001                                     $   11,000,000

         (2)      Note Purchase Agreement dated as of December 1, 1993 among
         Lennox International Inc. and the Noteholders identified at the end thereof, pursuant to which Lennox International Inc. delivered its 6.73%
         Senior Promissory Notes due 2008                                                100,000,000

         (3)      Note Purchase Agreement dated as of July 6, 1995 between Lennox
         International Inc. and Teachers Insurance and Annuity Association of
         America, pursuant to which Lennox International Inc. delivered its 7.06%
         Senior Promissory Notes due 2005                                                 20,000,000

         (4)      Guaranty dated September 19, 1995 from Lennox International Inc.
         to First Bank of Natchitoches & Trust Company and Regions Bank of
         Louisiana guaranteeing 50% of debt of Alliance Compressors to such Banks
         under a Promissory Note dated September 19, 1995                                    918,929*

         (5)      Guaranty of 50% of amounts due from Alliance Compressors under a
         Master Equipment Lease Agreement dated March 28, 1995 with NationsBanc
         Leasing Corporation                                                                 301,084*

         (6)      Letter of Credit guaranteeing debt of Refac B.V. to Stork N.V.
         in connection with purchase of stock of Refac B.V. from Stork N.V.                  731,040

         (7)      Letter of Credit guaranteeing debt of Lennox Australia Pty Ltd.
         to Alcair Industries Pty Ltd. in connection with purchase of assets of
         Alcair Industries Pty Ltd.                                                          293,013

         (8)      Note Purchase Agreement dated as of April 3, 1998, between
         Lennox International Inc. and the Noteholders identified therein, pursuant to which Lennox International Inc. delivered its:

         6.56% Senior Notes due April 3, 2005                                             25,000,000
         6.75% Senior Notes due April 3, 2008                                             50,000,000

         (9)      Revolving Credit Facility Agreement dated as of July 29, 1999 among Lennox International Inc., Chase, as administrative agent and the other parties named therein providing for a $300,000,000 revolving credit
         facility.                                                                       258,000,000




SCHEDULE 3.13, Page 1 of 2

B.       LENNOX INDUSTRIES INC.

         None

C.       LENNOX COMMERCIAL REALTY INC.

         11.1% Mortgage Note Agreement with Texas Commerce Bank, N.A. due January
         1, 2000, secured by mortgage on headquarters building and an assignment of the Lease between Lennox Commercial Realty Inc. and Lennox Industries
         Inc.                                                                              6,701,300***


D.       MISCELLANEOUS CAPITAL LEASES.                                                       518,000**
                                                                                      --------------
TOTAL OUTSTANDING INDEBTEDNESS OF LENNOX INTERNATIONAL INC. AND RESTRICTED
SUBSIDIARIES                                                                          $  473,463,366
                                                                                      ==============

  *50% as of SEPTEMBER 30, 1999
 **ESTIMATE
***Paid 1/5/00







SCHEDULE 3.13, Page 2 of 2